UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Teradyne, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TERADYNE, INC.

321 Harrison Avenue

Boston, Massachusetts 02118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Teradyne, Inc., a Massachusetts corporation (“Teradyne” or the “Corporation”), will be held on Thursday, May 25, 2006, at 10:00 A.M. Eastern Time, at 100 Federal Street (Auditorium), Boston, Massachusetts, for the following purposes:

1. To elect three members to the Board of Directors to serve for a three-year term as Class II Directors.

2. To approve the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan.

3. To ratify the selection of the firm of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2006.

4. To vote on the shareholder proposal entitled “Director Election Majority Vote Standard Proposal,” if properly presented.

5. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 3, 2006, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors,

EILEEN CASAL, Secretary

April 21, 2006

Shareholders are requested to vote in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed stamped envelope by return mail, (2)

by completing a proxy using the toll-free telephone number listed on the proxy card, or (3) by completing a proxy on the Internet at the address listed on the proxy card.

2006 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

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TERADYNE, INC.

321 Harrison Avenue

Boston, Massachusetts 02118

PROXY STATEMENT

April 21, 2006

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Teradyne, Inc. (“Teradyne” or the “Corporation”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 25, 2006, at 10:00 A.M. Eastern Time, at 100 Federal Street (Auditorium), Boston, Massachusetts.

Only shareholders of record as of the close of business on April 3, 2006 (the “Record Date”), will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 198,296,097 shares of Teradyne’s Common Stock were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Delivery of a proxy will not in any way affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it only by written notice to the Secretary delivered at any time before it is exercised, including at the Annual Meeting.

All properly completed proxy forms returned in time to be cast at the Annual Meeting will be voted. With respect to the election of directors, any shareholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee’s name in the space provided on the proxy. The proxies will be voted as stated herein under “Election of Directors.” The shareholders will also consider and vote upon proposals put forth by the Board to ratify the selection of independent auditors and approve a new equity and cash compensation incentive plan. In addition, the shareholders will consider and vote upon a shareholder proposal to approve a majority voting standard for director elections. Where a choice has been specified on the proxy with respect to this matter, the shares represented by the proxy will be voted in accordance with the specification. If no specification is indicated on the proxy, the shares represented by the proxy will be voted FOR the three nominees for election to the Board of Directors, FOR the proposal to approve the ratification of the selection of independent auditors, FOR the proposal to approve a new equity and cash compensation incentive plan, and AGAINST the shareholder proposal. Shareholders may vote in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by return mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card, or (3) by completing a proxy on the Internet at the address listed on the proxy card.

A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the meeting. As discussed in “Corporate Governance and the Board of Directors—Director Election Policy,” Teradyne has recently amended its Corporate Governance Guidelines to implement new director election procedures to address situations when a director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election. On all other matters being submitted to shareholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval. An automated system administered by Teradyne’s transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present, or represented, and voting on each separate matter. Broker “non-votes” are not so included.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies and in accordance with the Securities and Exchange Commission’s (“SEC’s”) proxy rules. See “Shareholder Proposals and Board Candidates” herein.

An Annual Report to Shareholders containing financial statements for the fiscal year ended December 31, 2005 has been mailed to all shareholders entitled to vote at the Annual Meeting. This proxy statement and the accompanying proxy were first mailed to shareholders on or about April 21, 2006.

OWNERSHIP OF SECURITIES

Securities Ownership Of Certain Beneficial Owners And Management

The following table sets forth as of April 3, 2006 information relating to the beneficial ownership of Teradyne’s Common Stock by each director, each executive officer named in the Summary Compensation Table on page 17, and by all directors and executive officers as a group.

Name	Amount and Nature of Ownership(1)(2)	Percent of Class
James W. Bagley(3)	150,893	*
Gregory R. Beecher	311,830	*
Michael A. Bradley(4)	841,757	*
Albert Carnesale	71,300	*
John M. Casey	338,350	*
George W. Chamillard(5)	1,668,312	*
Mark E. Jagiela	210,533	*
Vincent M. O’Reilly	62,699	*
Edward Rogas, Jr.(6)	525,577	*
Richard E. Schneider(7)	21,942	*
Paul J. Tufano	25,000	*
Roy A. Vallee(8)	88,862	*
Patricia S. Wolpert(9)	87,800	*
All executive officers and directors as a group (16 people consisting of 9 executive officers and 7 non-employee directors)(10)	4,655,904	2.35%

*	less than 1%
(1)	Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares. The address for each named person is: c/o Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118.
(2)	Includes shares of Common Stock which have not been issued but which either (i) are subject to options which either are presently exercisable or will become exercisable within 60 days of April 3, 2006, or (ii) with respect to certain non-employee directors, are issuable pursuant to the Deferral Plan within 90 days of the date the non-employee director ceases to serve as such, as follows: Mr. Bagley, 82,713 shares (including 12,213 shares issuable pursuant to the Teradyne Deferral Plan for Non-Employee Directors (the “Deferral Plan”)); Mr. Beecher, 305,961 shares; Mr. Bradley, 773,381 shares; Mr. Carnesale, 70,500 shares; Mr. Casey, 283,571 shares; Mr. Chamillard, 1,422,569 shares; Mr. Jagiela, 205,111 shares; Mr. O’Reilly, 61,699 shares (including 1,199 shares issuable pursuant to the Deferral Plan); Mr. Rogas, 433,381 shares; Mr. Tufano 25,000 shares; Mr. Vallee, 86,862 shares (including 7,362 shares issuable pursuant to the Deferral Plan); Ms. Wolpert, 70,500 shares; all directors and executive officers as a group, 4,053,548 shares (including 20,774 shares issuable pursuant to the Deferral Plan).

(3)	Includes 68,180 shares of Common Stock held in a family trust for the benefit of Mr. Bagley and his wife.
(4)	Includes 68,376 shares of Common Stock over which Mr. Bradley shares voting and dispositive power.
(5)	Includes 3,456 shares of Common Stock over which Mr. Chamillard shares voting and dispositive power.
(6)	Includes 92,196 shares of Common Stock held in a family trust for the benefit of Mr. Rogas, his wife and children.
(7)	Includes 16,305 shares of Common Stock over which Mr. Schneider shares voting and dispositive power.
(8)	Includes 2,000 shares of Common Stock held in a family trust for the benefit of Mr. Vallee and his wife.
(9)	Includes 3,000 shares of Common Stock held by Ms. Wolpert’s husband.
(10)	The group is comprised of the individuals named in the Summary Compensation Table on page 17, the remaining executive officers of Teradyne, and those persons who were directors of Teradyne on April 3, 2006. Includes (i) an aggregate of 4,053,548 shares of Common Stock which the directors and executive officers as a group have the right to acquire by exercise of stock options within 60 days of April 3, 2006 granted under Teradyne’s stock plans and (ii) an aggregate of 20,774 shares of Common Stock issuable to non-employee directors pursuant to the Deferral Plan.

Listed below are certain persons who, based upon Schedule 13G filings made since December 31, 2005, own beneficially more than five percent of Teradyne’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR Corp.(1)	29,542,793	15.0%
82 Devonshire Street Boston, Massachusetts 02109
Capital Group International, Inc.(2)	22,540,620	11.4%
11100 Santa Monica Boulevard, 15th Floor Los Angeles, California 90025

(1)	As set forth in Amendment No. 8 to a Schedule 13G, filed on February 14, 2006, FMR Corp. had, as of December 31, 2005, sole dispositive power with respect to all of the shares and sole voting power with respect to 1,148,336 shares. Fidelity Management and Research Company (“Fidelity”), Fidelity Management Trust Company and Strategic Advisers, Inc., each a wholly owned subsidiary of FMR Corp., are the beneficial owners of 28,763,570 shares, 336,920 shares and 412,303 shares, respectively. The interest of Magellan Fund, an investment company registered under the Investment Company Act of 1940, as amended, amounted to 13,647,030 shares.
(2)	As set forth in Amendment No. 11 to a Schedule 13G, filed on February 9, 2006, Capital Group International, Inc. (“Capital Group”) had, as of December 30, 2005, sole dispositive power with respect to all of the shares and sole voting power with respect to 18,469,660 shares. Capital Group is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares. Capital Group does not have direct investment power or voting power over any of the shares and disclaims beneficial ownership over all of the shares, however, Capital Group may be deemed to “beneficially own” such shares by virtue of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Teradyne’s directors, executive officers and any person who owns more than 10% of Teradyne’s Common Stock to file reports of initial Common Stock ownership and changes in Common Stock ownership with the SEC and the New York Stock Exchange (“NYSE”). Such persons are required by SEC regulations to furnish Teradyne with copies of all Section 16(a) forms that they file. Based solely on a review of these forms and written representations received by Teradyne from its directors and executive officers, Teradyne believes that during the year January 1, 2005 through December 31, 2005, all Section 16 filing requirements were met.

Certain Relationships and Related Transactions

Mr. Tufano, who joined the Teradyne Board of Directors in March 2005, became Executive Vice President and Chief Financial Officer of Solectron Corporation (“Solectron”) in January 2006. In the ordinary course of business, Teradyne has for the past 10 years purchased printed circuit board assemblies from and also sold in-circuit testers to Solectron. In 2005, Teradyne purchased $153.1 million of printed circuit boards from Solectron and had in-circuit tester sales to Solectron of $5.7 million. Teradyne believes that these purchases and sales were made on terms and conditions that were fair and not less favorable to Teradyne than could have been obtained from unaffiliated parties. In addition, Teradyne’s Board of Directors has concluded that Mr. Tufano does not derive a direct or indirect material interest in the business relationship between Teradyne and Solectron. Teradyne expects to continue its business relationship with Solectron in 2006 on similar terms.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Teradyne’s Board of Directors presently consists of eight members, six of whom are independent directors and seven of whom are non-employee directors. The Board is divided into three classes. Each class serves for a term of three years, with the terms of office of the directors in the respective classes expiring in successive years. The present term of office for the directors in Class II expires at the Annual Meeting. The Board of Directors, based on the recommendation of its Nominating and Corporate Governance Committee, has nominated for re-election as directors at the Annual Meeting Messrs. Carnesale, Chamillard and Vallee, each of whom is currently a Class II director. Messrs. Carnesale, Chamillard and Vallee were previously re-elected at the Annual Meeting of Shareholders held May 22, 2003. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person (nominated in accordance with Teradyne’s By-Laws) or the Board of Directors will fix the number of directors at a lesser number.

If re-elected, the nominees will hold office until the Annual Meeting of Shareholders to be held in 2009, and until their successors are elected and qualified or until their earlier resignation or removal. As detailed below in “Corporate Governance and the Board of Directors—Director Election Policy,” as part of Teradyne’s continuing efforts to enhance corporate governance procedures, the Board of Directors has modified its Corporate Governance Guidelines to implement a new procedure for electing directors in uncontested elections. Under the modified policy, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee or another committee of the Board of Directors will consider the resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors will act on the committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board of Directors will promptly disclose its decision relative to the tendered resignation in a filing with the SEC. Any director who tenders his or her resignation pursuant to this provision will not participate in the committee recommendation or Board of Directors action regarding whether to accept the resignation offer.

The Board of Directors recommends a vote FOR the election to the Board of each of Messrs. Carnesale, Chamillard and Vallee.

The following table sets forth the nominees to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first appointed or elected a director, the principal occupation of each of the nominees and directors during at least the past five years, and the age of each of the nominees and directors.

Nominees for Class II Directors (Terms Expire at the 2009 Annual Meeting)

Nominee’s Name	Year Nominee First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
George W. Chamillard	1996

Chairman of the Board of Directors

Mr. Chamillard, 67, has served as Chairman of the Board of Directors since May 2000. He was Chief Executive Officer of Teradyne from May 1997 until May 2004. Mr. Chamillard served as President of Teradyne from January 1996 until May 2003 and has been a director of Teradyne since January 1996. He served as Chief Operating Officer of Teradyne from January 1996 until May 1997 and as Executive Vice President of Teradyne from January 1994 until January 1996. Prior to that time, he served as a Vice President of Teradyne. Mr. Chamillard is also a director of Mercury Computer Systems, Inc.

Albert Carnesale	1993

Director

Mr. Carnesale, 69, has served as Chancellor of the University of California, Los Angeles since July 1997. He served as Provost of Harvard University from October 1994 until June 1997 and was the Dean of The John F. Kennedy School of Government from November 1991 through December 1995 where he also served as Professor of Public Policy from 1974 through 1995. Mr. Carnesale is also a director of Westwood One, Inc.

Roy A. Vallee	2000

Director

Mr. Vallee, 53, has been Chairman of the Board of Directors and Chief Executive Officer of Avnet, Inc. since July 1998. From November 1992 until July 1998, he was Vice Chairman of the Board of Directors of Avnet, Inc. and served as President and Chief Operating Officer of Avnet, Inc. from March 1992 until July 1998. Mr. Vallee is also a director of Synopsys, Inc.

Class III Directors (Terms Expire at the 2007 Annual Meeting)

Director’s Name	Year Director First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Paul J. Tufano	2005

Director

Mr. Tufano, 52, has served as Executive Vice President and Chief Financial Officer of Solectron since January 2006. He served as President and Chief Executive Officer at Maxtor Corporation from February 2003 to November 2004. Prior to that time, he served as Executive Vice President and Chief Operating Officer from April 2001 and as Chief Financial Officer from July 1996 at Maxtor Corporation. From 1979 until he joined Maxtor Corporation in 1996, Mr. Tufano held a variety of management positions in finance and operations at International Business Machines Corporation (“IBM”).

Patricia S. Wolpert	1996

Director

Ms. Wolpert, 56, has been the owner of Wolpert Consulting LLC since October 2003. From December 2001 until her retirement in March 2003, she served as Vice President, Sales Transformation, Americas, at IBM. From June 2000 until December 2001, Ms. Wolpert served as Vice President, Central Region, Americas, at IBM and from January 1999 until June 2000, served as Vice President, Business Operations, Americas, at IBM. From January 1993 until December 1998, she served in various capacities at IBM, including General Manager System Sales, Latin America; Executive Assistant to the Chairman’s Office; General Manager, Northeast Area; Vice President of Operations, Northeast Area; and General Manager, Northern New England.

Class I Directors (Terms Expire at the 2008 Annual Meeting)

Director’s Name	Year Director First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
James W. Bagley	1996

Director

Mr. Bagley, 67, has served as Executive Chairman of the Board of Directors of Lam Research Corporation since June 2005 and previously, from September 1998 to June 2005, served as Chairman of the Board of Directors and, from August 1997 until June 2005, served as Chief Executive Officer. He served as Chairman and Chief Executive Officer of OnTrak Systems, Inc. from May 1996 until July 1997. From November 1981 until May 1996, Mr. Bagley served in various capacities at Applied Materials, Inc., including President and Chief Operating Officer from 1987 through 1994, Vice Chairman and Chief Operating Officer from January 1994 until October 1995, and Vice Chairman from October 1995 until May 1996. Mr. Bagley is also a director of Micron Technology, Inc.

Michael A. Bradley	2004

Director, President and Chief Executive Officer

Mr. Bradley, 57, has served as a director of Teradyne since April 2004 and as Chief Executive Officer of Teradyne since May 2004 and as President of Teradyne since May 2003. He served as President of Teradyne’s Semiconductor Test Division from April 2001 until May 2003 and as Teradyne’s Chief Financial Officer from July 1999 until April 2001. He served in various Vice President positions within Teradyne from 1992 until 2001. Mr. Bradley was a director of Mykrolis Corporation until its merger with Entegris, Inc. in August 2005. Since that time, Mr. Bradley has served as a director of Entegris, Inc.

Vincent M. O’Reilly	1998

Director

Mr. O’Reilly, 69, has served as a Distinguished Senior Lecturer at the Carroll Graduate School of Management of Boston College since October 1997. From 1969 until his retirement in September 1997, he was a partner, Chief Operating Officer or Vice-Chairman at Coopers & Lybrand L.L.P. Mr. O’Reilly is also a director of the Neiman Marcus Group, Inc. and Eaton Vance Corp.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Director Election Policy

As part of Teradyne’s continuing efforts to enhance corporate governance procedures, the Board of Directors has implemented a new policy regarding director elections pursuant to a modification to Teradyne’s Corporate Governance Guidelines. Under the modified policy, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee or another committee of the Board of Directors consisting entirely of independent directors, not including the nominee in issue, will consider the resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors will act on the committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board of Directors will promptly disclose its decision relative to the tendered resignation in a filing with the SEC. Any director who tenders his or her resignation pursuant to this provision will not participate in the committee recommendation or Board of Directors action regarding whether to accept the resignation offer.

Determination of Director Independence

Under current NYSE rules, a Teradyne director only qualifies as “independent” if the Board of Directors affirmatively determines that the director has no material relationship with Teradyne (either directly or as a partner, shareholder or officer of an organization that has a relationship with Teradyne). In addition to a director meeting the independence tests pursuant to the corporate governance listing requirements under Section 303A.02 of the NYSE Listed Company Manual, in order to be considered independent he or she must also meet the following categorical standards that have been adopted by Teradyne:

(1) If a director is an executive officer of a charitable organization, Teradyne’s contributions to the organization during the last fiscal year do not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross receipts.

(2) If a director is an executive officer, general partner, or significant equity holder (in excess of 10%) of another company that makes payments to, or receives payments from, Teradyne for property or services, the amount of such payments, during the last fiscal year, does not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenues.

(3) If a director is an executive officer, general partner or significant equity holder (in excess of 10%) of another company which is indebted to Teradyne, or to which Teradyne is indebted, the total amount of either company’s indebtedness to the other during the last fiscal year does not exceed 5% of the total consolidated assets of the other company.

These categorical standards for determining independence are attached as Appendix A to this proxy statement and are also available on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link.

The Board of Directors has determined that Messrs. Bagley, Carnesale, O’Reilly, Tufano and Vallee and Ms. Wolpert are each “independent” within the meaning of Section 303A.02 of the NYSE Listed Company Manual, and that Mr. Chamillard, Teradyne’s Chairman, and Mr. Bradley, Teradyne’s Chief Executive Officer and President, are not “independent.” On December 31, 2004, Mr. Chamillard retired as an employee of Teradyne and on January 1, 2005 he became a non-employee director. Mr. Bradley does not participate and has not participated in any action of the Board relating to his compensation as an employee, and neither Mr. Bradley nor Mr. Chamillard participates in any other matter requiring action by only independent directors.

The Board of Directors has also determined that each of the independent directors has no material relationship with Teradyne and meets the categorical standards shown above. Specifically, the Board of Directors has determined that the following relationships are not material to Teradyne under the categorical standards:

Mr. Vallee’s position as Chairman of the Board of Directors and Chief Executive Officer of Avnet, Inc., a Teradyne supplier, and his position as a director of Synopsys, Inc., a customer and supplier to Teradyne; and Mr. Tufano’s position as the Executive Vice President and Chief Financial Officer at Solectron, a customer of and supplier to Teradyne. The Board of Directors has further determined that Mr. Chamillard’s position as a director of Mercury Computer Systems, a customer of Teradyne, and Mr. Bagley’s position as a director of Micron Technology, Inc., a customer of and supplier to Teradyne, are also not material to Teradyne.

The Board of Directors found that Mr. Tufano met the independence tests set forth in Section 303A.02 of the NYSE Listed Company Manual and Teradyne’s categorical standards. In assessing Mr. Tufano’s independence, the Board considered all relevant information, including, but not limited to, the following: (1) the assembly manufacturing and the readily available nature of the products manufactured by Solectron; (2) the arms length relationship between Solectron and Teradyne; (3) Mr. Tufano was not involved in the negotiation of the Standard Manufacturing Agreements between Solectron and Teradyne, which were entered into and operational prior to Mr. Tufano’s appointment as a Solectron executive officer; and (4) Mr. Tufano receives no direct or indirect material benefit from Teradyne’s relationship with Solectron. See “Certain Relationships and Related Transactions” on page 4 for more information.

Non-Employee Director Stock Ownership Guidelines

In 2003, the Compensation Committee, in conjunction with Teradyne’s Nominating and Corporate Governance Committee, established stock ownership guidelines for all non-employee directors and the Board of Directors approved these guidelines. In 2005, these guidelines were modified by the Board of Directors, based on a recommendation of the Compensation Committee, to address additional forms of equity interests. Teradyne’s stock ownership guidelines are designed to align the interests of Teradyne’s directors with those of its shareholders and to ensure that the directors have a financial stake in Teradyne’s success. The stock ownership guidelines provide that each non-employee director should attain and maintain an investment level in Teradyne’s stock equal to three times the director’s annual cash retainer. Such investment levels should be attained within five years from the later of the date of Teradyne’s adoption of the ownership guidelines and the director’s initial election to the Board. Shares owned by a non-employee director, shares held in trust over which the non-employee director has or shares investment and voting power, and shares issuable to the non-employee director pursuant to the Deferral Plan are counted towards attaining the required investment level. Options, whether vested or unvested and all other unvested equity interests, are not counted.

Shareholder Proposals and Board Candidates

Shareholders wishing to suggest a candidate to the Nominating and Corporate Governance Committee for consideration as potential director nominees may submit the candidate’s name, experience, and other relevant information to the Teradyne Nominating and Corporate Governance Committee, 321 Harrison Avenue, Boston, Massachusetts 02118. Teradyne shareholders also have the right to nominate director candidates by submitting a written notice to Teradyne’s Secretary. The Secretary will provide the notice to the Nominating and Corporate Governance Committee. The written notice, as well as any proposals of shareholders intended for inclusion in Teradyne’s proxy materials to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders pursuant to SEC Rule 14a-8 must be received at Teradyne’s principal executive offices not later than December 20, 2006. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by shareholders and other nominees.

Teradyne’s By-Laws set forth the procedures a shareholder must follow to nominate a director or to bring other business before a shareholder meeting. For shareholders who wish to nominate a candidate for director at the 2007 Annual Meeting of Shareholders, notice of the nomination must be received by Teradyne not less than

50 days or more than 90 days prior to the meeting. In the event a shareholder is given less than 65 days’ prior notice of the meeting date (whether by notice mailed to the shareholder or through public disclosure), to be timely, the shareholder’s notice of nomination must be received no later than the close of business on the fifteenth day following the earlier of the day on which notice of the meeting date was mailed or publicly disclosed. The shareholder’s notice of nomination must provide information regarding the nominee, including name, address, occupation and shares held by the shareholder making the proposal. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a shareholder and will make a recommendation to the Board. After full consideration by the Board, the shareholder presenting the nomination will be notified of the Board’s conclusion.

If a shareholder wishes to bring matters other than proposals that will be included in Teradyne’s proxy materials before the 2007 Annual Meeting of Shareholders, notice must be received by Teradyne in the time limits described above. If a shareholder who wishes to present a proposal fails to timely notify Teradyne, the shareholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of Teradyne’s By-Laws, the proposal is brought before the meeting, then under the SEC’s proxy rules, the proxies solicited by Teradyne with respect to the 2007 Annual Meeting of Shareholders will confer discretionary voting authority with respect to the shareholder’s proposal on the persons selected by Teradyne to vote the proxies. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

It is suggested that shareholders submit their proposals by Certified Mail—Return Receipt Requested.

Availability of Corporate Governance Documents

Teradyne’s Corporate Governance Guidelines and its Standards of Business Conduct and Ethics (“Ethics Policy”) for all directors and all employees of Teradyne, including executive officers, as well as any waivers thereof granted to directors and executive officers, if any, and the charters for Teradyne’s Board of Directors standing committees (Audit, Compensation, Nominating and Corporate Governance) are available on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link, or in print by writing to Teradyne, Inc., 321 Harrison Ave., Boston, MA 02118, Attention: Investor Relations.

Board Meetings

The Board of Directors met eight times and took action by unanimous written consent five times during the fiscal year ended December 31, 2005. The non-employee directors (also known as the non-management directors) held executive sessions in which they met without management after four of the regularly scheduled Board meetings during 2005. Each non-employee director serves from time to time as the presiding director at each executive session as service rotates among directors on a per meeting basis. During 2005, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of all the committees of the Board on which they serve. Under Teradyne’s Corporate Governance Guidelines, each member of the Board is expected to attend the annual meeting of shareholders. All directors, with the exception of Mr. Carnesale, attended Teradyne’s 2005 Annual Meeting of Shareholders.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The members of each committee are appointed by the Board based on the recommendation of the Nominating and Corporate Governance Committee, and are set forth below in this proxy statement. Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting.

Each standing committee is governed by a committee specific charter that is reviewed annually by the applicable committee. As a part of the annual charter review by the Compensation Committee, amendments were made to the Compensation Committee Charter in 2005. A copy of the charter as amended is attached as Appendix B to this proxy statement. Copies of the Audit Committee Charter, the Compensation Committee Charter, and the Nominating and Corporate Governance Committee Charter are posted on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link and are also available upon written request to Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118, Attention: Investor Relations. Each committee annually performs a self-evaluation. All members of all committees are independent directors.

Audit Committee

The Audit Committee members are Messrs. Tufano (Chair), Bagley and O’Reilly, each of whom meet the independence requirements promulgated by the SEC, including Rule 10A-3(b)(1) pursuant to the Exchange Act, and Section 303A.02 of the NYSE Listed Company Manual. In addition, Teradyne’s Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. O’Reilly is an “audit committee financial expert” as defined in the rules and regulations promulgated under the Exchange Act. The Audit Committee’s oversight responsibilities include matters relating to Teradyne’s financial disclosure and reporting process, including the system of internal controls, the performance of Teradyne’s internal audit function, compliance with legal and regulatory requirements, and the appointment and activities of Teradyne’s independent auditors. The Audit Committee met twelve times during 2005. The responsibilities of the Audit Committee and its activities during 2005 are more fully described in the Audit Committee Report contained in this proxy statement.

Compensation Committee

The Compensation Committee members are Ms. Wolpert (Chair) and Messrs. Carnesale and Vallee, each of whom meet the independence requirements promulgated by the SEC, including Rule 10A-3(b)(1) pursuant to the Exchange Act, and Section 303A.02 of the NYSE Listed Company Manual. Among other things, the Compensation Committee administers Teradyne’s incentive, equity-based and compensatory plans and certain other benefit plans, and is responsible for evaluating performance of and recommending to the Board of Directors the compensation for the Chief Executive Officer, and reviewing and approving the compensation of the other executive officers. The Committee is also responsible for reviewing and recommending to the Board of Directors the compensation for the non-employee directors and committee members. The Compensation Committee met four times during 2005. The responsibilities of the Compensation Committee and its activities during 2005 are more fully described in the Compensation Committee Report contained in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee members are Messrs. Carnesale (Chair) and Vallee and Ms. Wolpert, each of whom meet the independence requirements promulgated by the SEC, including Rule 10A-3(b)(1) pursuant to the Exchange Act, and Section 303A.02 of the NYSE Listed Company Manual. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board the nominees for election or re-election as directors at the annual meeting of shareholders, develop and recommend to the Board a set of corporate governance principles, oversee and advise the Board with respect to corporate governance matters, and oversee the evaluation of the Board. The Nominating and Corporate Governance Committee identifies Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and shareholders of Teradyne. Additionally, the Nominating and Corporate Governance Committee may identify candidates through engagements with executive search firms. The Nominating and Corporate Governance Committee met seven times during 2005. In 2004, the Nominating and Corporate Governance Committee recommended, and the Board of Directors adopted categorical standards for determining director independence, as set forth on page 8 of this proxy statement. A copy of the categorical standards is attached as Appendix A, posted on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link and also available upon written request to Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118, Attention: Investor Relations. These categorical standards were reviewed by the Nominating and Corporate Governance Committee in 2005 as part of the Committee’s overall review of Teradyne’s corporate governance documents. No changes to these standards were recommended as a result of such review.

Qualifications of Director Candidates. In evaluating the suitability of individuals for Board membership, the Nominating and Corporate Governance Committee takes into account many factors, including whether the individual meets the requirements for independence, his or her professional expertise and educational background, and other factors that promote diversity of views and experience. The Nominating and Corporate Governance Committee evaluates each individual in the context of the entire Board, with the objective of recommending nominees who can best further the success of Teradyne’s business and represent shareholder interests. In furtherance of the foregoing, nominees recommended by the Nominating and Corporate Governance Committee or by shareholders to stand for election as a director must, at a minimum, meet the criteria established by the Nominating and Corporate Governance Committee. A copy of these criteria are posted on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link and are also available upon written request to Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118, Attention: Investor Relations. As part of the review in 2005 by the Nominating and Corporate Governance Committee of Teradyne’s corporate governance documents, these criteria were reviewed. No changes to these criteria were recommended as a result of such review.

Procedures for Shareholders to Recommend Director Candidates. Shareholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as potential director nominees may do so by submitting the candidate’s name, experience, and other relevant information to the Teradyne Nominating and Corporate Governance Committee, 321 Harrison Avenue, Boston, Massachusetts 02118. Teradyne shareholders wishing to nominate directors may do so by submitting a written notice to the Secretary of Teradyne at the same address in accordance with the nomination procedures set forth in Teradyne’s By-Laws. The procedures are summarized in this proxy statement under the heading “Shareholder Proposals and Board Candidates.” The Secretary will provide the notice to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by shareholders and other nominees. All nominees must meet, at a minimum, the qualifications described in “Qualifications of Director Candidates” above.

Process for Shareholders to Communicate with Non-Management Directors. Shareholders who wish to communicate with the Board may do so by writing to Non-Management Directors, Board of Directors, Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118 or to nonmanagementdirectors@teradyne.com. The non-employee directors (also known as the non-management directors) have established procedures for handling communications from shareholders and have directed Teradyne’s Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees are forwarded to the non-employee directors. Communications that relate to matters that are within the responsibility of one of the Board committees are forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded, but are made available to any non-employee director who wishes to review them.

Audit Committee Report

The Board of Directors has an Audit Committee with oversight responsibilities that include matters relating to Teradyne’s financial disclosure and reporting process, including the system of internal controls, the performance of Teradyne’s internal audit function, compliance with legal and regulatory requirements, and the appointment and activities of Teradyne’s independent auditors. The Audit Committee regularly discusses with Teradyne’s management, internal audit, and independent auditors the financial information prepared by Teradyne, Teradyne’s systems of internal controls and its internal audit process. Each year the Audit Committee engages the independent auditors, reviews periodically the auditors’ performance and independence and approves the independent auditors’ fees. The Audit Committee meets with the independent auditors (both with and without the presence of Teradyne’s management) to review and discuss the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90, as amended (Communications with Audit Committees), including various matters pertaining to the audit, such as Teradyne’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Teradyne, and Teradyne’s compliance with legal and regulatory requirements that were effective during the applicable period.

The Board of Directors adopted a written charter for the Audit Committee setting out the Audit Committee’s responsibilities. A copy of the Audit Committee Charter is available on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link. Shareholders also may request a copy of the charter by writing to Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118, Attention: Investor Relations. The Audit Committee reviews the Audit Committee Charter annually and will amend its charter, as it and the Board deem necessary or appropriate.

Management has primary responsibility for Teradyne’s consolidated financial statements and the overall reporting process, including Teradyne’s system of internal controls. The independent auditors are responsible for planning and carrying out an audit of Teradyne’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

In 2006, the Audit Committee reviewed Teradyne’s audited financial statements for the fiscal year ended December 31, 2005 and met with both management and PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), Teradyne’s independent auditors, to discuss those financial statements. These discussions addressed the quality in addition to the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. In addition, during the course of the fiscal year ended December 31, 2005, management provided periodic updates to the Audit Committee regarding Teradyne’s compliance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations and the activities undertaken during the year to improve the efficiencies and costs of Teradyne’s internal controls. The Audit Committee provided oversight and advice to management during the process. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of Teradyne’s internal control over financial reporting. The Committee also reviewed the report of management contained in Teradyne’s annual report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC, as well as PricewaterhouseCoopers’ report included in Teradyne’s annual report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee Teradyne’s efforts related to its internal control over financial reporting and management’s preparations for the assessment in the fiscal year ending December 31, 2006.

The Audit Committee has received from and discussed with PricewaterhouseCoopers the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers the independence of PricewaterhouseCoopers. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90, as amended (Communications with Audit Committee).

Based on these reviews and discussions with management and PricewaterhouseCoopers, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that Teradyne’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Audit Committee and the Board of Directors also have recommended, and are asking the shareholders to ratify, the selection of PricewaterhouseCoopers as Teradyne’s independent auditors for the 2006 fiscal year.

Messrs. Bagley, O’Reilly and Tufano are the current members of the Audit Committee, with Mr. Tufano serving as the Chair. Concurrent with Mr. Tufano joining the Audit Committee on May 26, 2005, Mr. Carnesale stepped down as a member of the Audit Committee to become a member of the Nominating and Corporate Governance Committee. Each committee member meets the independence requirements promulgated by the SEC, including Rule 10A-3(b)(1) pursuant to the Exchange Act and Section 303A.02 of the NYSE Listed Company Manual. Each member of the Audit Committee is able to read and understand fundamental financial statements. The Board of Directors has determined that Mr. O’Reilly is an “audit committee financial expert” as defined in the rules and regulations of the Exchange Act.

AUDIT COMMITTEE

Paul J. Tufano (Chair)

James W. Bagley

Vincent M. O’Reilly

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that Teradyne specifically incorporates it by reference in any such filing.

Principal Accountant Fees and Services

Fees for Services Provided by PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees for services provided by PricewaterhouseCoopers, Teradyne’s independent registered public accounting firm, for the fiscal years ended December 31, 2005 and December 31, 2004.

	2005	2004
Audit Fees	$1,771,000	$2,267,000
Audit-Related Fees	801,000	43,000
Tax Fees	393,000	689,000
All Other Fees	3,000	5,000

Total:	$2,968,000	$3,004,000

Audit Fees

These are fees related to professional services rendered for the audit of Teradyne’s annual financial statements and internal control over financial reporting for fiscal years 2005 and 2004. The fees include the reviews of Teradyne’s interim financial statements included in Teradyne’s quarterly reports on Forms 10-Q and services that are normally provided by PricewaterhouseCoopers in connection with other statutory and regulatory filings or engagements.

Audit-Related Fees

These are fees for assurance and related services that are reasonably related to the performance of the audit or review of Teradyne’s consolidated financial statements and are not reported under “Audit Fees.” These services include financial statement audit services related to the divestiture of Teradyne’s Connection Systems Division and consultations concerning financial accounting and reporting standards.

Tax Fees

These are fees for professional services rendered that are related to tax planning, federal, state and international tax compliance, assistance with tax audits and appeals, assistance with customs and duties audits, expatriate tax services, assistance related to the impact of mergers, acquisitions, and divestitures on tax return preparation, and due diligence services related to domestic and foreign subsidiaries.

All Other Fees

These are fees for services other than the services reported above. In 2005 and 2004, there were $3,000 and $5,000, respectively, paid related to technical accounting software licenses.

Teradyne’s Audit Committee has determined that the non-audit services provided by PricewaterhouseCoopers as set forth herein are compatible with maintaining PricewaterhouseCoopers’ independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

During 2005 and 2004, the Audit Committee pre-approved all audit, audit-related, tax and other services performed by PricewaterhouseCoopers.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditors’ independence. These services may include audit services, audit-related services, tax services and other services.

In addition to generally pre-approving, on a case-by-case basis, services provided by the independent auditors, the Audit Committee adopted a policy for the pre-approval of certain specified services which may be provided by the independent auditors. Under this policy, which was modified in 2004, the Audit Committee has pre-approved the auditors’ engagement for the provision of certain services set forth in a detailed list subject to a dollar limit of either $50,000 or $100,000, depending on the service. The services set forth on the list have been identified in a sufficient level of detail so that management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved service list. Pursuant to the policy, the Audit Committee is informed of the auditors’ provision, if any, of a pre-approved service and the fees incurred for such services at least annually or more frequently upon the request of the Audit Committee.

Director Compensation

In 2005, the non-employee directors were compensated at the rate of $45,000 per year and the Chairman was compensated at the rate of $90,000 per year. Beginning in 2006, non-employee directors are compensated at a rate of $50,000 per year, and the Chairman is compensated at the rate of $100,000 per year. Non-employee directors are reimbursed for reasonable expenses for travel and lodging in connection with attendance at meetings. Non-employee directors who serve as chair of a standing committee of the Board of Directors receive an additional $5,000 per year, except the Chair of the Audit Committee, who, beginning in 2006, receives an additional $10,000 per year. Directors who are employees of Teradyne receive no compensation in their capacity as a director. Pursuant to the Deferral Plan, non-employee directors may elect to defer their cash compensation and have the cash invested into a notational interest bearing account (based on ten-year treasury note interest rates) or a Teradyne deferred stock unit (“DSU”) account and receive either the cash value of the notational account or the Teradyne Common Stock underlying the DSU within ninety (90) days of the date they no longer serve as a director. Any such Teradyne Common Stock received by non-employee directors pursuant to the Deferral Plan is granted under Teradyne’s 1997 Employee Stock Option Plan (the “1997 Plan”) and, upon adoption of the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan, will be granted pursuant to that plan.

Each non-employee director also is entitled to participate in the Teradyne 1996 Non-Employee Director Stock Option Plan, as amended (the “Director Plan”), which is a shareholder-approved plan that will terminate by its terms on November 13, 2006 or upon the earlier adoption of the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan. Under the Director Plan, Teradyne is authorized to issue options to purchase up to a maximum of 1,600,000 shares of Teradyne Common Stock. The Director Plan historically has provided for the automatic grant of stock options to each non-employee director upon initial election and annually thereafter during their director term. The Director Plan provides for the following automatic stock option grants: (1) on the date of election, an option to purchase 25,000 shares of Teradyne Common Stock to each non-employee director who becomes a member of the Board of Directors on or after January 1, 2004; (2) on the first Monday in February in each year beginning in 2004 and continuing throughout the term of the Director Plan, an option to purchase 15,000 shares of Teradyne Common Stock to each non-employee Director (“Annual Grant”); and (3) on the first Monday in February in each year beginning in 2005 and continuing throughout the term of the Director Plan, an option to purchase 30,000 shares of Teradyne Common Stock to the non-employee Chairman of the Board of Directors (“Chair”) in lieu of the Annual Grant (“Annual Chair Grant”).

The Compensation Committee administers the Director Plan. Options granted under the Director Plan must be non-qualified stock options (“NQOs”). The exercise price per share for all options granted under the Director Plan is equal to the fair market value per share of Teradyne Common Stock on the grant date. Options granted under the Director Plan prior to January 2002 expire five years from the grant date, and options granted thereafter expire seven years from the grant date. Options granted under the Director Plan since February 5, 2001 are immediately vested and exercisable. Generally, if an optionee ceases to be a director of Teradyne other than by reason of death, no further installments of his or her options become exercisable and the options terminate after three months. However, under certain circumstances, such as if the board member resigns to enter government service or retires from the Board of Directors and does not become a director of a competitor of Teradyne, the Board of Directors may permit such options to be exercised beyond the director’s resignation or retirement but prior to their original expiration date.

As of December 31, 2005, options to purchase 465,000 shares of Teradyne Common Stock were outstanding under the Director Plan at a weighted average exercise price of $25.49 per share.

In accordance with the Financial Accounting Standards Board’s new expense recognition standard, beginning in 2006, Teradyne is required to record in its statement of operations, equity-based compensation expense for stock compensation awards, including stock options, based on the fair value of the equity instrument at the time of grant. During 2005, the Compensation Committee monitored the new rules and regulations relating to stock option expensing as well as external market changes in equity compensation practices. Additionally, the Committee evaluated the benefits and effectiveness of stock options against various other forms of equity compensation, including restricted stock and restricted stock units and, as a result of this evaluation and the changing regulations, recommended that the Board approve the issuance of restricted stock units in lieu of NQOs to all non-employee directors and the Chairman, which the Board approved in January 2006. As a result, in January 2006, all non-employee directors and the Chairman waived their right to the Annual Grant or the Annual Chair Grant, as applicable, under the Director Plan in exchange for restricted stock units granted under the 1997 Plan. Each non-employee director received 5,241 restricted stock units having a fair market value of $90,000, and the Chairman received 10,483 restricted stock units having a fair market value of $180,000, in each case, based on the fair market value of Teradyne Common Stock on the February 6, 2006 grant date. Each restricted stock unit represents the right to receive one share of Teradyne Common Stock, with 100% of the award vesting on the first anniversary of the grant date.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Executive Compensation

The following Summary Compensation Table sets forth the compensation for the three fiscal years most recently ended received by Teradyne’s Chief Executive Officer, its four other most highly compensated executive officers and one additional individual for whom disclosure would have been required as one of the most highly compensated executive officers if this individual had continued to serve as an executive officer at the end of 2005 (collectively referred to as the “Named Executive Officers”).

Summary Compensation Table

Name And Principal Position	Annual Compensation			Long-Term Compensation Awards Securities Underlying Options/SARs(#)	All Other Compensation(3)
	Year	Salary(1)	Bonus(2)
Michael A. Bradley	2005	530,000	386,363	—	42,079
Chief Executive	2004	477,000	595,186	450,000	35,827
Officer and President	2003	368,325	234,260	115,000	22,011

Gregory R. Beecher	2005	331,440	201,608	—	34,062
Vice President and	2004	317,863	315,941	95,000	32,093
Chief Financial Officer	2003	260,357	148,339	100,000	21,853

Mark E. Jagiela	2005	308,433	201,253	—	30,836
President, Semiconductor	2004	243,004	268,275	80,000	52,837
Test Division	2003	164,033	101,250	62,000	46,940

John M. Casey	2005	315,000	191,607	—	132,788
Senior Vice President(4)	2004	315,000	301,440	76,000	230,850
	2003	283,500	143,325	80,000	177,090

Edward Rogas, Jr.	2005	402,504	244,834	—	113,318
Senior Vice President(5)	2004	398,502	385,421	110,000	29,261
	2003	355,050	192,319	115,000	21,768

Richard E. Schneider	2005	293,425	242,283	—	235,443
President, Connection	2004	312,193	305,856	95,000	35,809
Systems Division(6)	2003	260,357	148,339	100,000	12,148

(1)	The amounts in the “Salary” column represent the annual base salary for each of the Named Executive Officers, which is paid monthly.

(2)	The amounts in the “Bonus” column represent payments made under Teradyne’s Variable Compensation Plan for 2003 through 2005 and Teradyne’s Cash Profit Sharing Plan for 2004 and 2005. No payments were made under Teradyne’s Cash Profit Sharing Plan in 2003. The amounts representing the Variable Compensation Plan and Cash Profit Sharing Plan payments for the years ended 2005, 2004 and 2003 are, respectively, as follows:

	Variable Compensation Plan			Cash Profit Sharing Plan
Name	2005	2004	2003	2005	2004	2003
Bradley	$381,600	$548,550	$234,260	$4,763	$46,636	—
Beecher	198,864	285,867	148,339	2,744	30,074	—
Jagiela	198,514	246,682	101,250	2,739	21,593	—
Casey	189,000	271,688	143,325	2,607	29,753	—
Rogas	241,502	347,160	192,319	3,332	38,261	—
Schneider	240,075	276,086	148,339	2,208	29,770	—

(3)	The amounts in the “All Other Compensation” column include (i) matching contributions made by Teradyne to the Named Executive Officers pursuant to Teradyne’s Savings Plan (401(k) savings plan) and Supplemental Savings Plan and (ii) the imputed dollar value of insurance premiums relating to Teradyne’s split dollar life insurance policies, each as follows for the years ended 2005, 2004 and 2003, respectively:

	401(k) Savings Plan and Supplemental Savings Plan			Imputed Dollar Value of Life Insurance Premiums
Name	2005	2004	2003	2005	2004	2003
Bradley	$32,819	$27,461	$16,819	$9,260	$8,366	$5,192
Beecher	31,309	29,563	19,704	2,753	2,530	2,149
Jagiela	28,138	22,133	11,368	1,253	981	242
Casey	17,854	18,393	1,772	2,725	2,462	2,134
Rogas	22,813	23,176	16,421	6,908	6,085	5,347
Schneider	28,904	29,237	10,000	7,110	6,572	2,148

With respect to Mr. Jagiela, who works out of Teradyne’s California and Massachusetts offices, the amounts included in “All Other Compensation” for the years ended 2005, 2004 and 2003 also include $1,445, $29,723 and $35,330 in Massachusetts housing and relocation expenses. With respect to Mr. Casey, the amounts included in “All Other Compensation” for the years ended 2005, 2004 and 2003 also include $112,209, $209,995 and $173,184, respectively, in relocation expenses relating to Mr. Casey’s moves within the U.S. and to China. With respect to Mr. Rogas, the amount included in “All Other Compensation” for the year ended 2005 also includes $83,597 for unused vacation time payable to Mr. Rogas upon his retirement on December 31, 2005, consistent with Teradyne’s accrued vacation policy for all employees upon retirement. With respect to Mr. Schneider, the amount included in “All Other Compensation” for the year ended 2005 also includes an incentive payment of $145,025 made pursuant to the Agreement Regarding Salary Continuation Benefits, dated as of October 10, 2005, between Teradyne and Mr. Schneider, as well as $52,529 for unused vacation time payable upon his resignation from Teradyne effective November 30, 2005. Mr. Schneider also received $1,875 pursuant to the cash-out of his participation in Teradyne’s 1996 Employee Stock Purchase Plan in connection with the divestiture of the Connection Systems Division.

(4)	Mr. Casey served as President of Teradyne’s Circuit Board Test and Inspection Division (now known as the Assembly Test Division) from 2003 until January 8, 2004. Mr. Casey was appointed Senior Vice President of Teradyne on January 9, 2004 and served as such until December 31, 2005 at which time Mr. Casey became the Senior Vice President, Semiconductor Test Operations for Asia, including Japan, and ceased to be an “executive officer” as defined under Rule 3b-7 of the Exchange Act.

(5)	Mr. Rogas retired from Teradyne effective December 31, 2005.

(6)	Mr. Schneider resigned from Teradyne as President of Connection Systems Division effective November 30, 2005, upon consummation of the sale of Teradyne’s Connection Systems Division to Amphenol Corporation (“Amphenol”).

Option/SAR Grants in Last Fiscal Year

Teradyne did not grant any stock options or stock appreciation rights to the Named Executive Officers in 2005.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table provides information on stock option exercises in 2005 by the Named Executive Officers and the value of each such officer’s unexercised options at December 31, 2005.

Name	Shares Acquired on Option Exercises During 2005	Value Realized	Number of Securities Underlying Unexercised Options Held at December 31, 2005				Value of Unexercised In-the-Money Options at December 31, 2005(1)
			Exercisable		Unexercisable		Exercisable	Unexercisable
Michael A. Bradley	0	$0	750,381		46,000		$200,790	$133,860
Gregory R. Beecher	0	0	410,961		40,000		174,600	116,400
Mark E. Jagiela	0	0	198,711		12,800		55,872	37,248
John M. Casey	0	0	267,571		32,000		139,680	93,120
Edward Rogas, Jr.	0	0	410,381		46,000		200,790	133,860
Richard E. Schneider	20,000	77,672	315,961	(2)	0	(2)	116,400	0

(1)	Option values are based on a stock price of $14.57, the closing price of Teradyne’s Common Stock on December 30, 2005.
(2)	In connection with Mr. Schneider’s resignation, vesting on all stock options terminated on November 30, 2005, and options still unvested on that date were cancelled. Mr. Schneider had until February 28, 2006 to exercise his vested options.

Retirement Benefits

Teradyne established a Retirement Plan on January 1, 1980 for the purpose of providing a lifetime annual income upon retirement to substantially all employees who were employed by Teradyne prior to January 1, 2000, including officers of Teradyne and its United States subsidiaries. Membership in the Retirement Plan began after the employee had one year of employment with Teradyne and was closed to new members on January 1, 2000. The Retirement Plan, which is a defined benefit plan, provides for credit toward retirement income for years of employment with Teradyne prior to January 1, 2000 based upon a formula tied to the employee’s average compensation from 1995 through 1999. For years of service after December 31, 1999, credit towards retirement income is determined on a yearly basis and is equal to the sum for each year of credited service under the Retirement Plan of (i) 0.75% of the employee’s compensation for the year which is under the defined covered compensation for the year and (ii) 1.5% of the amount of the employee’s compensation for the year that exceeds the covered compensation for the year. The covered compensation under the Retirement Plan is based on the average of the social security wage basis in effect during the 35 years up to and including normal retirement age. However, federal tax law limitations on the total amount of benefits which a participant may receive under qualified retirement plans may limit some participants’ benefits under the Retirement Plan.

Under the Retirement Plan, accumulated annual retirement income vests partially after three years of service with Teradyne and becomes fully vested after seven years of service or upon normal, early or disability retirement. Benefits are payable in the form of a lifetime or defined period annuity commencing either at normal retirement age, upon early retirement or upon disability. In addition to receiving pension benefits, U.S. employees, including officers, who meet retirement eligibility requirements as of their termination date may also participate in Teradyne’s welfare plan, which includes death and medical and dental benefits up to age 65. Death benefits provide a fixed sum of $3,000 to retirees’ survivors and are available to all employees.

Teradyne also maintains the Teradyne Supplemental Executive Retirement Plan (the “SERP”) which provides eligible employees with retirement benefits in excess of levels allowed by the Employment Retirement Income Security Act (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) and supplements the benefits payable to such eligible employees from the Retirement Plan. The SERP is unfunded and provides deferred compensation for eligible employees, including officers. Eligible executives of Teradyne who have elected to participate in the SERP are entitled to receive annual pensions upon retirement at a rate based on annual model compensation. Under the SERP, annual pensions for Messrs. Bradley, Casey, Jagiela, Rogas and Schneider and other participants are computed based on model compensation. (See discussion of model compensation under the Compensation Committee Report.)

Pension Plan Table

Five Year Average Compensation	Years of Service/Amount of Annual Benefit
	10	15	20	25	30	35	40
500,000	66,500	99,800	133,100	166,400	199,700	233,000	266,300
600,000	80,500	120,800	161,100	201,400	241,700	282,000	322,300
700,000	94,500	141,800	189,100	236,400	283,700	331,000	378,300
800,000	108,500	162,800	217,100	271,400	325,700	380,000	434,300
900,000	122,500	183,800	245,100	306,400	367,700	429,000	490,300
1,000,000	136,500	204,800	273,100	341,400	409,700	478,000	546,300
1,100,000	150,500	225,800	301,100	376,400	451,700	527,000	602,300
1,200,000	164,500	246,800	329,100	411,400	493,700	576,000	658,300
1,300,000	178,500	267,800	357,100	446,400	535,700	625,000	714,300
1,400,000	192,500	288,800	385,100	481,400	577,700	674,000	770,300
1,500,000	206,500	309,800	413,100	516,400	619,700	723,000	826,300
1,600,000	220,500	330,800	441,100	551,400	661,700	772,000	882,300
1,700,000	234,500	351,800	469,100	586,400	703,700	821,000	938,300

The SERP pension formula is identical to that of the Retirement Plan, except an employee’s annual pension is based on the employee’s highest consecutive 60 months of model compensation. The resulting benefit is reduced by the benefit received from the Retirement Plan. The above table shows the estimated annual benefits payable to covered participants in the United States upon retirement at age 65 under both the Retirement Plan and the SERP. The amounts shown are computed on a single life annuity basis and are not subject to deductions for social security benefits or other amounts. Remuneration for purposes of the table is based upon an employee’s average model compensation for the five-year period preceding retirement.

The Named Executive Officers have been credited as of December 31, 2005 with the following years of service under the Retirement Plan and the SERP:

Name	Credited Years of Service
Mr. Bradley	27.0 years
Mr. Jagiela*	23.6 years
Mr. Casey	28.9 years
Mr. Rogas	29.5 years
Mr. Schneider*	17.7 years

*	Messrs. Jagiela and Schneider elected to discontinue Retirement Plan participation in 2000.

Mr. Beecher is not a participant in the Retirement Plan or the SERP. Messrs. Rogas and Schneider are no longer active participants in the Retirement Plan or the SERP because they are no longer Teradyne employees. As of his resignation, Mr. Schneider did not meet the vesting requirements under the SERP and has no vested benefits under that plan.

In 1999, Teradyne offered all eligible domestic employees participating in the Retirement Plan a choice to either continue to be eligible for and to continue to accrue benefits under the Retirement Plan or to have the Retirement Plan benefits stop accruing and instead become eligible for an increased matching contribution by Teradyne under the Teradyne Savings Plan, also known as the 401(k) savings plan. The accrued Retirement Plan benefits of those employees who elected the increased matching option were frozen on January 1, 2000. In addition, beginning in the year 2000, all newly hired Teradyne employees participate exclusively in the Savings Plan in lieu of participating in the Retirement Plan.

The Teradyne Savings Plan, originally established in 1973 and amended and restated as of January 1, 1997, is open to participation by all employees, including officers of Teradyne. Under the Savings Plan employees may elect to invest up to 20% of their annual pre-tax or post-tax salary in a broad and varied range of investment choices, each managed externally, and Teradyne will match at least $1 for every $1 contributed by the employee each year, up to 5% of the employee’s compensation, if the employee elected to have the Retirement Plan benefits stop accruing as of December 31, 1999 or if the employee was hired on or after November 1999. If the employee elected to have the Retirement Plan benefits continue accruing as of January 1, 2000, then Teradyne will match 50% of every $1 contributed by the employee each year, up to 6% of the employee’s compensation. Teradyne’s contribution vests 25% per year for the first four years of employment and contributions for those employees with more than four years of service vest immediately. Upon the participant’s retirement, disability or death, the participant’s account is distributed to the participant or to the participant’s beneficiary in the case of the participant’s death. If the participant’s employment with Teradyne terminates for any reason other than the participant’s retirement, disability or death, the participant is entitled to a distribution of the full amount of the participant’s account, except for the unvested portion of the employer’s matching contribution.

Teradyne also maintains a Supplemental Savings Plan which allows certain eligible employees who are actively employed by Teradyne on or after December 1, 1994 to defer compensation in excess of limits under the Teradyne Savings Plan and to receive supplemental matching contributions from Teradyne. In addition, employees who participate in the variable compensation plan may defer up to 85% of each year’s variable compensation payment into the Supplemental Savings Plan. The Supplemental Savings Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or “highly compensated employees” as described in ERISA. In general, under the Supplemental Savings Plan, distribution of the deferrals and the vested matching contributions are made in one lump sum upon the participant’s retirement, disability, or other termination of employment. In addition to the conditions of the Supplemental Savings Plan itself, certain restrictions are imposed by the American Jobs Creation Act of 2004 regarding when participants will receive distributions under the Supplemental Savings Plan.

Change in Control Arrangements

Teradyne currently has Executive Officer Change in Control Agreements with certain of its executive officers, including each of the Named Executive Officers, other than Messrs. Rogas and Schneider. Mr. Rogas’ Change in Control Agreement terminated automatically upon his retirement from Teradyne on December 31, 2005. Mr. Schneider’s Change in Control Agreement was terminated pursuant to the Agreement Regarding Salary Continuation Benefits he entered into with Teradyne on October 10, 2005 (see “Severance Arrangements” below). In the event that Teradyne experiences a “Change in Control” (as defined in the Executive Officer Change in Control Agreements) and, within 24 months of the Change in Control a Named Executive Officer is terminated without “Cause” or if he or she terminates employment with “Good Reason” (each as defined in the Executive Officer Change in Control Agreements), such Named Executive Officer will receive the following benefits: (1) the full acceleration of the vesting of his or her options; and (2) in the event that any payments or benefits such Named Executive Officer receives from Teradyne are subject to excise tax under Section 280G of the Code, Teradyne will pay such Named Executive Officer an additional amount so that the net amount retained by such Named Executive Officer after deduction of (i) any excise tax and (ii) any federal, state and local tax and excise tax imposed upon the additional amount, shall be equal to the value of such payments or benefits.

Severance Arrangements

On September 3, 2004, Teradyne entered into an Agreement Regarding Termination Benefits with Mr. Bradley, its Chief Executive Officer and President and a member of the Board of Directors. The term of the Agreement is for three years, and thereafter automatically is extended for additional one-year periods unless

Teradyne gives notice to Mr. Bradley not to extend the term in accordance with the Agreement. The Agreement contains a two-year post-employment customer and employee non-hire and non-solicitation provision and a two-year post-employment non-competition provision. In consideration for these restrictions, Mr. Bradley is entitled to receive severance payments at his annual model compensation rate for two years following his termination by Teradyne for any reason other than death, disability or cause, each as defined in the Agreement. During this period, Mr. Bradley is also entitled to ongoing health, dental and vision insurance plan coverage, generally provided on the same terms as those in effect at the date of his termination. If Teradyne terminates Mr. Bradley’s employment due to his disability, Mr. Bradley is entitled to a two-year severance payment to the extent he is not eligible to receive Teradyne disability insurance, which payment is reduced by any compensation Mr. Bradley receives from other employment.

On October 10, 2005, in connection with the sale of Teradyne’s Connection System Division to Amphenol, Teradyne entered into an Agreement Regarding Salary Continuation Benefits with Mr. Schneider, the former President of Teradyne’s Connection Systems Division (the “Schneider Agreement”). Pursuant to the terms of the Schneider Agreement, Amphenol has since assumed the obligation for any ongoing severance or salary continuation payments under the Schneider Agreement that may arise if Mr. Schneider’s employment is terminated by Amphenol for reasons other than for cause or if Mr. Schneider terminates his employment with Amphenol for good reason, in each case within nine months following the consummation of the sale of Connection Systems Division.

Prior to Amphenol’s assumption of the obligations under the Schneider Agreement, Teradyne paid to Mr. Schneider immediately following the consummation of the sale of Connection Systems Division on November 30, 2005, an incentive payment of $145,025 as consideration for his continued employment with Teradyne through and until consummation of the sale. Teradyne also made a variable compensation (“VC”) payment based upon the Teradyne 2005 Variable Compensation Plan (“VC Plan”), calculated in the same manner as VC payments made to all Connection System Division employees, totaling $240,075, of which approximately $220,000 is the amount Mr. Schneider would likely have received under the VC Plan through November 2005 if VC Plan payments were prorated based on his last day of employment with Teradyne. VC payments made to Mr. Schneider were made pursuant to an exception to the VC Plan. Normally, VC payments are not prorated under the VC Plan and recipients must remain employed by Teradyne for the entire calendar year and up through the date such payments are approved by the Teradyne Board of Directors (ordinarily sought in January) in order to receive payments. These payments to Mr. Schneider are set forth in the Summary Compensation Table on page 17.

In consideration of the benefits provided to Mr. Schneider under the Schneider Agreement, Mr. Schneider has signed a release of any claims he has or may have against Teradyne or Teradyne subsidiaries arising out of his employment with and/or separation from Teradyne, and agreed with Teradyne, among other things, that during the later of a one year period or the Severance Period, he will not directly or indirectly (1) engage in the solicitation or hiring of employees or customers of Teradyne or its subsidiaries or (2) compete with Teradyne (as further defined in the Schneider Agreement).

In addition to payments under the Schneider Agreement, as a part of the divestiture of the Connection Systems Division, Mr. Schneider also received $1,875 pursuant to the cash-out of his participation in Teradyne’s 1996 Employee Stock Purchase Plan. Mr. Schneider also received $2,208 under Teradyne’s Cash Profit Sharing Plan in February 2006 based on Teradyne’s performance during the second half of 2005. The pro-rated amounts paid to Mr. Schneider under the cash-out of the 1996 Employee Stock Purchase Plan and the cash profit sharing were calculated in the same manner as all cash-out payments and cash profit sharing payments made to former Connection Systems Division employees.

Non-Compete, Non-Solicit and Non-Hire Arrangements

In 2004, Teradyne entered into agreements with certain executives, including the Named Executive Officers, containing one-year post-employment customer and employee non-hire and non-solicitation provisions and one-year post-employment non-competition provisions. In consideration for these restrictions, each executive, including the Named Executive Officers, received an option grant in 2004 to purchase Teradyne’s Common Stock in addition to continuing to receive their existing annual cash compensation payments.

Indemnification Arrangements

Pursuant to an express provision in its By-laws, Teradyne provides indemnification to the extent permitted under applicable law to its officers, directors, employees and agents for liabilities arising from certain events or occurrences while the officer, director, employee or agent is or was serving at Teradyne’s request in such capacity. Teradyne has entered into Indemnification Agreements with certain of its executive officers, including certain of the Named Executive Officers.

Stock Options and SARs Outstanding under Shareholder and Non-Shareholder-Approved Plans

In addition to the 1996 Employee Stock Purchase Plan described in “Note O: Stock Based Compensation” of Teradyne’s annual report on Form 10-K for the year ended December 31, 2005, Teradyne maintains three equity compensation plans under which its equity securities are authorized for issuance to its employees, directors and consultants. Teradyne’s equity compensation plans approved by shareholders are the Teradyne, Inc. 1991 Employee Stock Option Plan (the “1991 Plan”) and the Director Plan. The only Teradyne equity compensation plan not approved by shareholders is the 1997 Plan.

The following table presents information on these plans as of December 31, 2005 (share numbers in thousands, other than in the footnote):

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under stock option compensation plans (excluding securities reflected in column(1))
Stock option plans approved by shareholders	4,357	$19.35	3,869
Stock option plans not approved by shareholders(1)	19,855	20.37	21,854

Total	24,212	$20.29	25,723

(1)	In connection with the acquisition of GenRad, Inc. in October 2001 (the “GenRad Acquisition”), Teradyne assumed the outstanding options granted under the GenRad, Inc. 1991 Equity Incentive Plan, the GenRad, Inc. 1991 Directors’ Stock Option Plan and the GenRad, Inc. 1997 Non-Qualified Employee Stock Option Plan (collectively, the “GenRad Plans”). Upon the consummation of the GenRad Acquisition, these options became exercisable for shares of Teradyne common stock based on an exchange ratio of 0.1733 shares of Teradyne common stock for each share of GenRad common stock. No additional options will be granted pursuant to the GenRad Plans. As of December 31, 2005, there were outstanding options exercisable for an aggregate of 203,000 shares of Teradyne common stock pursuant to the GenRad Plans, with a weighted average exercise price of $70.30 per share.

The following table presents information about these plans as of March 16, 2006 (share numbers in thousands, other than in the footnote):

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under stock option compensation plans (excluding securities reflected in column(1))
Stock option plans approved by shareholders	4,041	$19.90	4,145
Stock option plans not approved by shareholders(1)	18,205	20.29	23,112

Total	22,246	$20.22	27,257

(1)	In connection with the GenRad Acquisition, Teradyne assumed the outstanding options granted under the GenRad Plans. Upon the consummation of the GenRad Acquisition, these options became exercisable for shares of Teradyne common stock based on an exchange ratio of 0.1733 shares of Teradyne common stock for each share of GenRad common stock. No additional options will be granted pursuant to the GenRad Plans. As of March 16, 2006, there were outstanding options exercisable for an aggregate of 196,698 shares of Teradyne common stock pursuant to the GenRad Plans, with a weighted average exercise price of $70.38 per share.

Compensation Committee Report

Overview and Philosophy

Teradyne’s executive compensation program is administered by the Compensation Committee of the Board of Directors which is comprised entirely of independent directors. The Compensation Committee is responsible for reviewing and overseeing Teradyne’s compensation plans and policies (including the administration of Teradyne’s incentive, equity-based and other compensatory plans) recommending changes and/or the adoption of new plans to the Board of Directors as appropriate, and reviewing and recommending to the Board of Directors compensation for non-employee Board and Board committee members. In addition, the Compensation Committee annually recommends to the Board of Directors, for their determination and approval, the annual cash and equity compensation to be paid to and benefits to be provided to Teradyne’s Chief Executive Officer, and reviews and approves the cash and equity compensation and benefit packages of Teradyne’s other executive officers. The specific duties and responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which is attached as Appendix B to this proxy statement and is also available on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link. Teradyne’s compensation and benefits group within the human resources department supports the Committee in its work and, when so authorized, performs various functions in administrating Teradyne’s compensation plans and programs. In addition, the Committee has the authority to engage the services of outside advisors, experts and others to assist the Committee.

Teradyne’s executive compensation program is designed to provide competitive levels of compensation that (1) assists Teradyne in attracting and retaining qualified executives, (2) motivates these individuals to achieve Teradyne’s strategic and financial goals, (3) links executive compensation closely to corporate performance, and (4) aligns the interests of the executives with our shareholders. In setting cash compensation levels for executive officers (or in the case of the Chief Executive Officer, in recommending to the Board of Directors), the Compensation Committee takes into account such factors as: Teradyne’s historical financial performance and its future financial goals; the general and industry-specific business environment; annual and long-term performance goals; and corporate and group performance.

Historically, the Compensation Committee has reviewed and approved all executive officer cash and equity compensation and benefits packages, including the Chief Executive Officer’s. In 2005, the Committee decided that the Chief Executive Officer’s cash and equity compensation and benefit packages should be determined and approved by the entire Board of Directors and as such, recommended a modification to the Compensation Committee Charter to reflect this change, which was approved by the Board of Directors.

Each year the Compensation Committee conducts a full review of Teradyne’s executive compensation program comparing Teradyne’s executive officer compensation program, including base salary, model compensation, total cash compensation, equity programs, short and long-term incentives, and benefits and perquisites, if any, to a peer group of publicly traded companies in comparable industries and with comparable revenues and market capitalization. In 2005, the Compensation Committee conducted a preliminary review of the executive compensation program and, based upon the recommendation of the Chief Executive Officer, decided to defer the review and any decision related to executive officer cash and equity-based compensation, with the exception of Mr. Jagiela’s compensation, until 2006. Additionally, the Board of Directors decided to defer the review and any decision related to the Chief Executive Officer’s cash and equity-based compensation until 2006. In the latter half of 2005, the Compensation Committee engaged an independent compensation consulting firm to review Teradyne’s existing executive officer cash and equity-based compensation plans and requested that the firm provide, in 2006, a detailed report on the plans, including a competitive analysis of the plans against a peer group of publicly traded companies comparable to Teradyne.

During 2005, the Compensation Committee monitored the new rules and regulations relating to stock option expensing as well as external market changes in equity compensation practices. Additionally, the Committee evaluated the benefits and effectiveness of stock options against various other forms of equity compensation, including restricted stock and restricted stock units and, as a result of this evaluation and the changing regulations, recommended that the full Board approve the acceleration of vesting for underwater unvested options and approved the issuance of restricted stock units, for the first time, to employees under its broad based equity plan. This acceleration of underwater unvested options eliminated a $48.6 million expense that Teradyne would otherwise have incurred over fiscal years 2006, 2007 and 2008. As a result of the independent compensation consulting firm’s competitive analysis with respect to equity compensation, the Committee approved the issuance of time-based restricted stock units that are subject to performance criteria in 2006 to its executive officers (and the Board approved the issuance of time-based restricted stock units that are subject to performance criteria in 2006 to the Chief Executive Officer) in lieu of stock option grants. This is consistent with the issuance in 2005 of restricted stock units to Teradyne employees.

In addition, as a part of the Compensation Committee’s review and evaluation of the new rules and regulations relating to incentive and equity-based compensation in 2006, the Committee reviewed and recommended for full Board approval, which approval was received, a new equity and cash compensation incentive plan. The new equity and cash compensation incentive plan is being presented to shareholders for approval at the 2006 Annual Meeting of Shareholders. See Proposal No. 2 on page 30 of the proxy statement for more information regarding the new plan.

Executive Officer Compensation Program

Teradyne’s executive officer and Chief Executive Officer compensation program consists of cash compensation received pursuant to its Cash Compensation Plan and Cash Profit Sharing Plan, long-term compensation under Teradyne’s equity compensation, savings and retirement plans, and various other benefits generally available to employees of Teradyne.

Cash Compensation Plan

Under Teradyne’s Cash Compensation Plan, the Compensation Committee assigns to each executive officer (other than the Chief Executive Officer) and all other senior employees eligible to participate in the plan, at the beginning of each year, a “model compensation” amount. The model compensation amount for the Chief Executive Officer is assigned by the Board of Directors based on a recommendation from the Compensation Committee. The model compensation amount is based on salary surveys of similarly sized electronics companies and, on an as-adjusted basis, larger sized companies, some of which are represented in the S&P Information Technology 500 Index appearing in the Performance Graph on page 30 of the proxy statement.

The actual cash compensation paid to the Chief Executive Officer and each executive officer and senior employee under the Cash Compensation Plan is divided into two components: (1) a fixed monthly salary and (2) an annual variable amount based upon overall corporate and/or group performance (referred to herein as “Variable Compensation”). The fixed salary amount is set at a level that is below the particular executive officer or senior employee’s model compensation, and the Variable Compensation is based upon factors which, if achieved, would entitle the executive officer or senior employee to reach or exceed model compensation.

The amount of Variable Compensation each executive officer and senior employee received under the 2005 Variable Compensation Plan was a function of four factors:

(A) The executive officer’s and employee’s base annual salary as of the end of the year;

(B) Overall corporate performance versus goals;

(C) Performance of the individual business group versus goals; and

(D) The executive officer’s and employee’s “variable compensation factor,” which is determined by the Compensation Committee on the basis of the individual’s responsibility and experience level. The Chief Executive Officer’s variable compensation factor is determined by the full Board of Directors.

Based on modifications to the Variable Compensation Plan approved by the Compensation Committee and the Board of Directors in 2005, the amount of Variable Compensation each executive officer and senior employee is eligible to receive under the 2006 Variable Compensation Plan is a function of three factors. Factors (A) and (D) as noted above for the 2005 Variable Compensation Plan remain unchanged. However the third factor relating to performance versus goals replaces factors (B) and (C) above and is as follows:

“Performance of the individual business group (“Division”) versus goals. For the G&A corporate group, the payout is based 50% on the individual performance of the G&A corporate group and 50% on a weighted aggregation of the individual Divisional performances. For the CEO, CFO and certain other executive officers, the payout is based on a weighted aggregation of the individual Divisional performances.”

Each executive officer’s and employee’s “variable compensation factor” is a percentage of his or her base annual salary, starting at 10% for new participants. At greater levels of responsibility and experience, the variable compensation factor may increase to or exceed 180% of base annual salary in 2005 or 200% of base annual salary in 2006. Variable compensation factors are reviewed each year. A newly-hired executive officer or employee who is approved for variable compensation eligibility will be eligible to receive a payment for his or her first year of employment, pro-rated from the date of hire. An individual’s model compensation is set assuming a 50% payout of the variable compensation factor. Accordingly, in a given year an individual may achieve more or less than his or her model compensation, depending on corporate and/or business group performance.

At year-end, the Compensation Committee evaluates Teradyne’s overall performance versus goals with emphasis on the principal goals of Teradyne. Given the dynamics of the business, Teradyne’s Cash Compensation Plan relies heavily on the Compensation Committee’s or Board of Director’s evaluation and assessment of performance. Based on this evaluation, the Compensation Committee determines whether any variable compensation should be paid, and if so, the amount, except that the full Board of Directors determines whether any variable compensation should be paid to the Chief Executive Officer, and if so, the amount. Variable compensation payments are only made after approval by the Compensation Committee and/or the Board of Directors.

In 2005, the Compensation Committee (and in the case of the Chief Executive Officer, the Board of Directors) considered the following factors for purposes of determining the Variable Compensation payout in evaluating both overall corporate performance and the performance of Teradyne’s individual business groups: (1) the extent to which quantitative plans and vital goals were met for the year, with an emphasis on profitability, return on net assets and market share, and the extent to which process improvement results were achieved; (2) the extent to which 2005 results verified each group’s strategy and/or improved its strategic position; and (3) the extent to which each group’s 2005 mid-term plan and strategy was credible and contributed to Teradyne’s ability to adapt to changes in the marketplace or environment. The Compensation Committee (or, in the case of the Chief Executive Officer, the Board of Directors) weighed each of the three factors approximately equally in setting Variable Compensation amounts.

Cash Profit Sharing Plan

Under Teradyne’s Cash Profit Sharing Plan, Teradyne distributes 10% of its pre-tax profit to all eligible employees, including executive officers. Cash awards under the Cash Profit Sharing Plan are calculated based on the same percentage of salary for all employees and are made to employees of Teradyne on an equal basis.

All Teradyne employees, including all executive officers, received a distribution under the Cash Profit Sharing Plan in February 2006 relating to profits made in 2005. (See footnotes to the Summary Compensation Table on page 17 of the proxy statement for profit sharing payments to the Named Executive Officers). With respect to profits made in 2005, the aggregate profit sharing payments to the Named Executive Officers was $18,393, representing approximately 1.5% of the total profit sharing payment of $1,298,421 to all employees, including employees of Teradyne’s former Connection Systems Division.

Long-Term Compensation

Teradyne’s long-term incentive plan for employees, including executive officers, is designed to align executive compensation with shareholder return and to create and implement a program which will attract and retain talented employees and executives. The program consists of equity awards and of rights to purchase Teradyne stock. Equity awards, which have historically been in the form of stock option grants and more recently, in the form of restricted stock unit grants, are made under one of Teradyne’s two stock plans pursuant to which employees may receive such awards. These awards have historically been granted annually to employees, including the Chief Executive Officer, based upon each employee’s relative contribution, performance, and responsibility within Teradyne. The factors taken into account by the Compensation Committee in determining each executive officer’s relative contribution, performance, and responsibility within Teradyne include: the executive officer’s level of model compensation; position; performance; and current and expected responsibilities. These factors are reviewed by the Compensation Committee when determining (or in the case of the Chief Executive Officer, recommending) the equity awards for each executive officer. Restricted stock unit grants made to the Chief Executive Officer and other executive officers in 2006 are subject to performance criteria and time-based vesting schedules. The Compensation Committee and the Board of Directors decided to defer the grant of equity awards to the executive officers, including the Chief Executive Officer, until 2006. Apart from the restricted stock unit grants which were issued to employees under Teradyne’s broad based equity plan, new hire equity grants and the stock options that were issued to non-employee directors under the automatic annual formula contained in the 1996 Non-Employee Director Plan, no other equity grants were issued in 2005.

Under Teradyne’s 1996 Employee Stock Purchase Plan (“ESPP”), which is administered by the Compensation Committee, eligible participating employees may purchase shares of Teradyne’s Common Stock through regular payroll deductions of up to 10% of their annual compensation. The purchase price is an amount equal to the lesser of (a) 85% of the fair market value of the Common Stock on the first business day of the payment period or (b) 85% of the fair market value of the Common Stock on the last business day of the payment period. On November 9, 2004, the Board of Directors approved an amendment to the ESPP which decreased the existing twelve (12) month purchase period to six (6) months and correspondingly decreased share limitations and frequency of payroll deduction changes by 50%, effective January 1, 2005. In an effort to reduce or eliminate the negative effects of recent accounting pronouncements regarding the accounting treatment of employee stock purchase plans generally, the Compensation Committee may consider additional amendments to the ESPP.

Stock Ownership Guidelines

In 2003, the Compensation Committee, in conjunction with Teradyne’s Nominating and Corporate Governance Committee, established stock ownership guidelines for all Teradyne officers with annual base salaries of $200,000 or more and the Board of Directors approved the stock ownership guidelines. In 2005, these guidelines were modified by the Board of Directors, based on a recommendation of the Compensation Committee, to address additional equity interests. Teradyne’s stock ownership guidelines are designed to align the interests of Teradyne’s officers with those of its shareholders and to ensure that the officers responsible for overseeing Teradyne’s operations have a financial stake in Teradyne’s success. The stock ownership guidelines provide that the Chief Executive Officer should attain and maintain an investment level in Teradyne’s stock equal to three times his annual base salary. All other executive officers should attain and maintain an investment level equal to two times their annual base salary and non-executive officers with annual base salaries of $200,000 or more should attain and maintain an investment level equal to their annual base salary. In each case, such investment levels should be attained within five years from the later of the date of Teradyne’s adoption of the ownership guidelines and the date upon which the officer becomes subject to the guidelines. Shares owned by an officer and shares held in trust over which the officer has or shares investment and voting power are counted towards attaining the required investment level. Options, whether vested or unvested and other unvested equity interests, do not count.

Chief Executive Officer Compensation

General. On May 27, 2004, Mr. Bradley became the Chief Executive Officer of Teradyne, replacing Mr. Chamillard. Mr. Bradley is eligible to participate in the same executive compensation programs available to other Teradyne executive officers. Prior to making a recommendation to the Board of Directors of the Chief Executive Officer’s compensation, the Compensation Committee performs an annual evaluation of the Chief Executive Officer’s performance and discusses that evaluation with the full Board of Directors. The results of the evaluation are then considered by the Compensation Committee in reviewing and making a recommendation to the Board of Directors of the Chief Executive Officer’s compensation. Mr. Bradley’s total cash compensation for 2005, awarded under Teradyne’s Cash Compensation Plan, was $911,600, which is approximately 10% less than Mr. Bradley’s 2005 model compensation of $1,007,000.

Cash Compensation Plan. Mr. Bradley’s 2005 cash compensation awarded pursuant to Teradyne’s Cash Compensation Plan is an 11% decrease from his 2004 cash compensation. Mr. Bradley’s 2005 cash compensation as Chief Executive Officer consisted of a base salary of $530,000 and a model compensation amount. Each has remained unchanged since July 1, 2004 and was the amount approved by the Compensation Committee on July 1, 2004 based upon a review of the compensation paid to the prior Chief Executive Officer and to chief executive officers for comparable companies and companies in the same or comparable industries at that time. Also included in Mr. Bradley’s cash compensation was a Variable Compensation payout for 2005 of $381,600, which is approximately 30% less than Mr. Bradley’s 2004 Variable Compensation payment. Mr. Bradley’s Variable Compensation payout was determined based upon the same factors as those used for Teradyne’s other executive officers who have general responsibilities within Teradyne, rather than responsibilities for one specific business group within Teradyne. Each of such executive officer’s 2005 Variable Compensation payout is based 50% upon the performance of Teradyne as a whole and 50% upon the average of the performances of each of the individual business groups within Teradyne.

Cash Profit Sharing Plan. All employees, including Mr. Bradley, received cash compensation in 2005 pursuant to Teradyne’s Cash Profit Sharing Plan. Mr. Bradley’s Cash Profit Sharing Plan payout for 2005 was $4,763.

Long-Term Compensation. The restricted stock unit awards which were issued to employees in 2005 did not include any executive officers. As a result, Mr. Bradley did not receive any stock option or restricted stock unit awards during 2005.

Deductibility of Executive Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Teradyne cannot deduct, for federal income tax purposes, compensation in excess of $1 million paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Teradyne has considered the limitations on deductions imposed by Section 162(m) of the Code when preparing the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan, which the shareholders are being asked to approve at this year’s annual shareholder meeting. It is Teradyne’s intention that the entire amount of “qualified performance-based” executive compensation paid under the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan in excess of $1 million will be deductible under Section 162(m) of the Code.

COMPENSATION COMMITTEE

Patricia S. Wolpert (Chair)

Albert Carnesale

Roy A. Vallee

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Teradyne specifically incorporates it by reference in any such filing.

Compensation Committee Interlocks and Insider Participation

Ms. Wolpert and Messrs. Carnesale and Vallee currently comprise the Compensation Committee. Concurrent with Mr. Carnesale becoming a member of the Compensation Committee on May 26, 2005, Mr. Bagley stepped down as a member of the Compensation Committee to become a member of the Audit Committee. No members of the Compensation Committee were officers or employees of Teradyne or any of its subsidiaries during 2005, or former officers of Teradyne, or had any relationship otherwise requiring disclosure hereunder.

Performance Graph

The following graph compares the change in Teradyne’s cumulative total shareholder return in its Common Stock with the Standard & Poor’s 500 Index and the S&P Information Technology 500 Index. The comparison assumes $100.00 was invested on December 31, 2000 in Teradyne’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

	2000	2001	2002	2003	2004	2005
Teradyne, Inc.	$100.00	$80.91	$34.93	$68.32	$45.83	$39.11
S&P 500 Index	$100.00	$88.17	$68.73	$88.41	$98.00	$102.80
S&P Information Technology 500 Index	$100.00	$74.15	$46.42	$68.34	$70.05	$70.72

(1)	This graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any Teradyne filing under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2)	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hewitt Associates, a source believed to be reliable, but Teradyne is not responsible for any errors or omissions in such information.

PROPOSAL NO. 2

APPROVAL OF THE

TERADYNE, INC. 2006 EQUITY AND CASH COMPENSATION INCENTIVE PLAN

The Board of Directors has adopted, subject to shareholder approval, the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan (the “Plan”). If approved by the shareholders, the Plan would become effective as of May 25, 2006 and expire on May 24, 2016. The Plan is intended to replace the Teradyne, Inc. 1991 Employee Stock Option Plan (the “1991 Plan”), which would otherwise expire in 2011; the Teradyne, Inc. 1996 Non-Employee Director Stock Option Plan (the “Director Plan”), which would otherwise expire in 2006; the Teradyne, Inc. 1997 Employee Stock Option Plan (the “1997 Plan”), which would otherwise expire in 2007; and the Variable Compensation Plan for 2007.

The principal features of the Plan include:

•	Limit on Shares Authorized: The Plan authorizes the grant of 12,000,000 shares. Upon adoption of the Plan, no additional grants will be made under either the 1991 Plan, the Director Plan or the 1997 Plan.

•	No Discounted Stock Options: The Plan prohibits the grant of a stock option with an exercise price less than the fair market value of Teradyne’s stock on the date of grant.

•	No Repricing of Stock Options: The Plan prohibits the repricing of stock options without shareholder approval.

•	Cash Awards: The Plan will replace the currently-existing Variable Compensation Plan, commencing in January 2007, and will permit the grant of cash awards that are variable compensation payments based on a predetermined variable compensation factor and performance criteria.

•	Independent Committee Administration: The Plan will be administered by a committee of the Board whose members satisfy the independence requirements of Rule 10A-3(b)(1) of the Exchange Act and Rule 303A.02 of the NYSE Listed Company Manual. Teradyne’s Compensation Committee will function as this independent committee under the Plan.

•	Minimum Vesting Requirements: Other than in limited circumstances, the Plan includes a minimum vesting period of 1 year for certain full-value stock-based awards subject to performance criteria and 3 years for such awards not subject to performance criteria.

•	Acceleration: The Committee (defined below), may not accelerate the vesting of full-value stock-based awards other than in the event of the death, disability or retirement of a Participant or an acquisition of Teradyne.

•	Material Amendments to the Plan Require Shareholder Approval: The Plan provides that a material amendment to the Plan will not be effective unless approved by Teradyne’s shareholders.

Contingent on shareholder approval of the Plan, the 1991 Plan, the Director Plan, and the 1997 Plan will be terminated as of May 25, 2006, meaning that while all options and awards then outstanding under these plans will remain in effect, no additional option grants or awards may be issued under these plans.

Description of the 2006 Equity and Cash Compensation Incentive Plan

The following description of the Plan is a summary only. Teradyne strongly recommends that you read the complete text of the Plan which is attached as Appendix C hereto.

The purpose of the Plan is to provide equity ownership and compensation opportunities in Teradyne (each, an “Award”) to employees, officers, directors, consultants and advisors of Teradyne and its subsidiaries, all of whom are eligible to receive Awards under the Plan. Under present law, however, incentive stock options within the meaning of Section 422 of the Code, a type of stock-based Award that may be granted pursuant to the Plan, may only be granted to employees of Teradyne or subsidiaries of Teradyne. Any person to whom an Award is granted will be called a “Participant.” There are currently approximately 4,000 persons who are eligible to be Participants in the Plan.

The Plan is administered by a committee (the “Committee”) composed solely of members of Teradyne’s board of directors that are “independent,” as defined pursuant to Rule 10A-3(b)(1) of the Exchange Act and Rule 303A.02 of the NYSE List Company Manual. Teradyne’s Compensation Committee will be the Committee that will administer the Plan. The Committee has the authority to grant Awards, to adopt, amend and repeal rules relating to the Plan, to interpret and correct the provisions of the Plan and any Award, and subject to the limitations of the Plan, to modify and amend any Award, except that the Committee may not reprice Awards without shareholder approval or accelerate the vesting of full-value stock-based Awards without shareholder approval other than in the event of death, disability or retirement of a Participant or an acquisition of Teradyne by another entity. The Plan also provides that authority to grant Awards to employees may be delegated to one or more executive officers of Teradyne, with certain limitations.

Awards under the Plan may be either or both stock- and cash-based. Stock-based Awards may take the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock or any other stock-based interests as the Committee shall determine.

Awards may be granted subject to time-based vesting schedules and/or performance-based vesting measured by Performance Criteria specified in an Award. If the Award is subject to Performance Criteria and the Award so provides, the Committee may appropriately evaluate achievement against Performance Criteria to take into account any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax law; accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs and any extraordinary non-recurring charges or other events. “Performance Criteria” means any one or more of the following performance criteria, applied to either Teradyne as a whole or to a division, business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: cash flow; earnings per share; earnings before interest, taxes and amortization; return on equity; total shareholder return; share price performance; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; product release schedules; new product innovation; product cost reduction; brand recognition/acceptance; product ship targets; process improvement results; verification of business strategy and/or business plan; improvement of strategic position; adaptation to changes in the marketplace or environment; or customer satisfaction.

Stock-Based Awards

Authorized Shares. The number of shares (the “Authorized Shares”) of Common Stock that may be delivered pursuant to Awards granted under the Plan is 12,000,000 shares of Common Stock. The maximum number of shares of stock-based Awards that may be granted to any individual Participant under the Plan during any one fiscal year may not exceed 2,000,000. As of December 31, 2005, there were 25,723,000 shares of Common Stock that remain available for grant pursuant to the 1991 Plan, the Director Plan, and the 1997 Plan. Each of these plans will be terminated if the Plan is adopted by Teradyne’s shareholders and the shares available for grant under all three plans will be cancelled.

Terms of Stock-Based Awards. The Committee shall determine the terms and conditions of each stock-based Award, including the number of shares subject to such Award or a formula for making this determination; the exercise or purchase price, as applicable, of such Award (subject to limitations discussed subsequently) and the means of payment for shares; the vesting schedule; the Performance Criteria, if any, that determine the number of shares or options granted, issued, retainable and/or vested; other terms and conditions on the grant, issuance and/or forfeiture of the shares or options; and such further terms and conditions as may be determined by the Committee.

Stock Options. Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. The exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more shareholder) of the fair market value of Common Stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 or such sum as is allowed by the Code (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Code, and regulations issued thereunder. Options shall expire in ten years (five years in the case of an incentive stock option granted to a 10% or more shareholder) after the date of grant. All of the shares authorized under the Plan may be issued as incentive stock options.

Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, by delivery of a properly signed written notice of exercise to Teradyne at its principal office address or to such transfer agent as Teradyne shall designate, or by notification to the Teradyne-designated third party commercial provider. The Committee has the right to accelerate the date of exercise of any installment of any option at any time, despite the fact that such acceleration may disqualify all or part of any option as an incentive stock option. Payment for the exercise of options under the Plan may be made by one or any combination of the following forms of payment:

•	by cash or by check payable to the order of Teradyne, or by fund transfer from the holder’s account maintained with the Teradyne-designated third party commercial provider, if any,

•	at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the option, provided that such shares were not acquired by the Participant in the prior six months, or

•	at the discretion of the Committee, by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee’s broker or selling agent.

Stock Appreciation Rights. A stock appreciation right (a “SAR”) is an Award entitling the holder, upon exercise, to receive shares of Common Stock in an amount determined solely by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted separately from or expressly in tandem with an option. A SAR granted in tandem with an option will be exercisable only at such time or times, and to the extent, that the related option is exercisable, and the option will terminate and no longer be exercisable upon the exercise of the related SAR.

Restricted Stock and Restricted Stock Units. Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted stock units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Subject to any restrictions applicable to the Award, a Participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a shareholder with respect to such restricted stock, including the right to receive dividends and to vote the shares. A Participant holding restricted stock units may not vote the shares represented by those units. Restricted stock and restricted stock units issued under the Plan will be subject to minimum vesting periods of no less than 1 year for Awards subject to Performance Criteria and no less than 3 years for all other restricted stock or restricted stock unit Awards, unless the applicable restricted stock and restricted stock unit Awards fall under the exception to minimum vesting periods described below.

Phantom Stock. Phantom stock is an Award entitling recipients to receive, in cash or shares, the fair market value of shares of Common Stock upon the satisfaction of conditions specified by the Committee in connection with the grant of such Award. A Participant may not vote the shares represented by a phantom stock Award.

Other Stock-Based Awards. The Plan provides the flexibility to grant other forms of Awards based upon Common Stock, having the terms and conditions established at the time of grant by the Committee. A minimum vesting period of no less than 1 year for full-value stock-based Awards subject to Performance Criteria and no less than 3 years for all other full-value stock-based Awards is required under the Plan, unless such Awards fall under the exception to minimum vesting periods described below.

Non-Employee Director Formula Grants. The Plan provides that each non-employee director of Teradyne will be automatically granted an Award, either in equity or cash, having a fair market value equal to (1) 300% of the annual cash retainer (excluding separate committee chair retainers) on the date first elected to the Board and (2) 180% of the annual cash retainer (excluding separate committee chair retainers) on the first Monday in February in each year while such person continues to be a non-employee director of Teradyne. At the discretion of the Board of Directors, such Award may include any of the following, individually or in combination: a restricted stock unit, restricted stock, nonstatutory stock option, SAR or cash. Awards of restricted stock or restricted stock units to non-employee directors will have a minimum vesting period of no less than 1 year for Awards subject to Performance Criteria and no less than 3 years for all other Awards, unless such Awards fall under the exception to minimum vesting periods. Any options, SARs or other cash Awards issued to non-employee directors may, at the Committee’s discretion, be immediately exerciseable on the date of grant. Awards granted under the Plan shall be in addition to the annual Board and committee cash retainers paid by Teradyne to non-employee directors.

Exception to Minimum Vesting Periods. The Committee can exclude from the minimum vesting period requirements up to 5% of the shares of Common Stock authorized for issuance under the Plan in the form of restricted stock Awards, restricted stock units and other stock-based Awards.

Adjustment. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the following shall be equitably adjusted:

•	the number and class of securities available for Awards under the Plan and the per-Participant share limit,

•	the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Award,

•	the repurchase price per security subject to repurchase, and

•	the terms of each other outstanding stock-based Award shall be adjusted by Teradyne (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

Cash Awards

In addition to permitting cash Awards to directors as described above, the Plan also permits the grant of cash Awards either alone, in addition to, or in tandem with other Awards granted under the Plan to Participants. These cash Awards may be based on a predetermined variable compensation factor and performance criteria. The variable compensation factor is a percentage of the Participant’s base annual salary, starting at 10% for new Participants and increasing to a maximum of 200%. The variable compensation factor is reviewed annually, and the Committee has the power to increase the variable compensation factor beyond 200%, but the Committee may not authorize a Variable Compensation payout based on Performance Criteria in excess of 200%. Cash Awards under the Plan will replace cash awards, if any, under the currently-existing Variable Compensation Plan beginning in 2007.

General Terms

Eligibility Under Section 162(m). In general, under Section 162(m) of the Code, Teradyne cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid in a year to certain executive officers. This deduction limitation, however, does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The regulations under Section 162(m) of the Code contain a “safe harbor” that treats stock options granted at fair market value as qualified performance-based compensation (assuming certain other requirements are satisfied). Teradyne considered the limitations on deduction imposed by Section 162(m) of the Code when preparing the Plan. It is Teradyne’s intention that the entire amount of “qualified performance-based compensation” issued under the Plan in excess of $1,000,000 will be deductible under Section 162(m) of the Code.

Transferability. Except as the Committee may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred to a grantor retained annuity trust or a similar estate planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof.

Treatment upon Acquisition. Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of Teradyne by another entity, appropriate provision must be made for the continuation or the assumption by the surviving or acquiring entity of all Awards. In addition to or in lieu of the foregoing, the Committee may provide that Awards granted under the Plan must be exercised by a certain date or shall be terminated, that Awards shall be terminated in exchange for a cash payment, or that Awards under the

Plan may be substituted for stock and stock-based awards issued by an entity acquired by or merged into Teradyne. The Committee is also authorized in connection with an acquisition of Teradyne to accelerate in full or in part any Awards of options, restricted stock, other stock-based Awards or Awards then-outstanding under the Plan that may be settled in whole or in part in cash.

Effect of Termination, Disability or Death. The Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code. The Committee is permitted to authorize in connection with the occurrence of such an event the acceleration in full or in part any Award of options or Awards that may be settled in cash. The Committee is permitted to authorize the acceleration of restricted stock or restricted stock unit Awards or other full-value stock-based Awards only in the event of the Participant’s disability, death, retirement or upon the acquisition in control of Teradyne by another entity.

Amendment of Awards. The Committee may, without shareholder approval, amend, modify or terminate any outstanding Award, except that: (1) the Committee may not materially and adversely change the terms of a Participant’s Award without the Participant’s consent; (2) that previously-issued options may not be amended without shareholder approval to reduce the price at which such previously issued options are exercisable or to extend the period of time beyond ten years for which such previously-issued option shall be exercisable; and (3) that previously issued full-value stock-based Awards may not be accelerated without shareholder approval other than in the event of death, disability or retirement of a Participant or an acquisition of Teradyne.

Compliance with Section 409A. The Plan and every Award made pursuant to the Plan shall be construed, administered and enforced as necessary to comply with applicable requirements of Section 409A of the Code and the Treasury and IRS rulings and regulations issued thereunder so that no Participant (without any such Participant’s express written consent) incurs any of the additional tax or interest liabilities of Section 409A(a)(B) of the Code with respect to any Award. The Plan and every Award are modified and limited as necessary to comply with the applicable requirements of Section 409A.

Termination of Plan; Amendments. Awards may be granted under the Plan at any time on or prior to May 24, 2016, but Awards granted before that date may be exercised thereafter. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that any material amendment to the Plan will not be effective unless approved by Teradyne’s shareholders. If any stock-based Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the Plan.

United States Federal Income Tax Consequences

Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under Teradyne’s Plan.

1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to Teradyne upon either grant or exercise of an ISO.

2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, Teradyne generally should be entitled to a corresponding deduction for federal income tax purposes.

5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7. An optionee may be entitled to exercise an ISO by delivering shares of Teradyne’s Common Stock to Teradyne in payment of the exercise price. If an optionee exercises an ISO in such fashion, special rules will apply.

8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

Nonstatutory Stock Options. The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs (“Nonstatutory Stock Options”) granted under Teradyne’s Plan:

1. The optionee generally does not realize any taxable income upon the grant of a Nonstatutory Stock Option, and Teradyne is not allowed a federal income tax deduction by reason of such grant.

2. The optionee generally will recognize ordinary income at the time of exercise of a Nonstatutory Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3. When the optionee sells the shares acquired pursuant to a Nonstatutory Stock Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4. Teradyne generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5. An optionee may be entitled to exercise a Nonstatutory Stock Option by delivering shares of Teradyne’s Common Stock to Teradyne in payment of the exercise price. If an optionee exercises a Nonstatutory Stock Option in such fashion, special rules will apply.

6. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

Awards and Purchases. The following general rules are applicable under current federal income tax law to awards of restricted stock and restricted stock units (“Restricted Awards”), the granting of opportunities to make direct stock purchases under Teradyne’s Plan (“Purchases”) or the granting of a SAR or phantom stock that is settled in shares (a “Stock-Settled Award”):

1. Persons receiving Common Stock pursuant to a Restricted Award, a Purchase or a Stock-Settled Award generally will recognize ordinary income at the time of vesting, purchase or settlement, as applicable, in an amount equal to the fair market value of the shares received, reduced by any purchase price paid, if any.

2. Teradyne generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes ordinary income. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the Seller as ordinary income).

3. Special rules apply if the stock acquired pursuant to an Award of stock or direct stock purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

Cash Awards. The following general rules are applicable under current federal income tax law to cash Awards or Awards settled in cash:

1. Persons receiving a cash Award or Award settled in cash generally will recognize ordinary income equal to the amount of the cash Award.

2. Teradyne should be entitled to a corresponding deduction for federal income tax purposes at the time of making the cash Award or Award settled in cash.

The Board of Directors recommends a vote FOR the approval of the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected (and the Board of Directors has approved) PricewaterhouseCoopers LLP to serve as Teradyne’s independent auditors for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP, or its predecessor Coopers & Lybrand L.L.P., has served as Teradyne’s auditors since 1968. Teradyne expects that a representative from PricewaterhouseCoopers LLP will be at the Annual Meeting, will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The ratification of this selection is not required by the laws of The Commonwealth of Massachusetts, where Teradyne is incorporated, but the results of this vote will be considered by the Audit Committee in selecting auditors for future fiscal years.

The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP.

PROPOSAL NO. 4

SHAREHOLDER PROPOSAL ENTITLED

“DIRECTOR ELECTION MAJORITY VOTE STANDARD PROPOSAL”

Teradyne has received a shareholder proposal co-filed by The United Brotherhood of Carpenters and Joiners of America (the “Union”), 101 Constitution Avenue, N.W., Washington, DC 20001 and the New York City Office of the Comptroller, Bureau of Asset Management, 1 Centre Street, Room 736, New York, NY 10007 (the “Comptroller,” together with the Union, the “Proponents”). The Proponents required that Teradyne include the following proposal and supporting statement in its proxy statement for the Annual Meeting, and if properly presented, this proposal will be voted on at the Annual Meeting. The Union beneficially owns 3,200 shares of Teradyne Common Stock. The Comptroller, acting on behalf of the New York City pension funds, holds an aggregate of 547,387 shares of Teradyne Common Stock. The Proponents’ proposal is quoted verbatim below.

The Board of Directors of Teradyne does not support the adoption of the resolution proposed below and asks you to consider the Board’s response, which follows the Proponents’ proposal. While the Proponents recommend that you vote FOR their proposal, the Board of Directors unanimously recommends a vote AGAINST this proposal.

Shareholder Proposal and Supporting Statement

“Resolved: That the shareholders of Teradyne, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (articles of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.”

“Supporting Statement: Our Company is incorporated in Massachusetts. Among other issues, Massachusetts corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Massachusetts law provides that unless a company’s articles of incorporation or bylaws provide otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. (General Laws of Massachusetts, Part I, Title XXII, Chapter 156D, Section 7.28(a), Voting for directors; cumulative voting).

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company’s current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the votes cast in order to be elected to the Board.

The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh & McLennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

We urge your support for this important director election reform.”

Statement of the Board of Directors in Opposition to the Shareholder Proposal

The Board of Directors of Teradyne believes that the Proponents’ proposal is not in the best interests of the shareholders of Teradyne and recommends a vote against the proposal.

Teradyne’s directors are currently elected by a plurality voting standard, meaning that those nominees for election to the Board of Directors who receive the most affirmative votes are elected to the Board. Plurality voting for director elections is the standard under Massachusetts (and other states’) corporate law and is used by many of the largest corporations in the United States, including corporations that have been recognized as leaders in corporate governance. Teradyne has recently implemented a director election policy and believes that, together with the plurality voting standard, this policy achieves many of the objectives of the Proponents’ proposal and results in the best structure at this time to ensure Teradyne’s shareholders are provided a meaningful role in the director election process.

Teradyne’s recently adopted director election policy is part of its Corporate Governance Guidelines and is set forth in Appendix D to this proxy statement. Under this policy, in an uncontested election, any nominee for the office of director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee or another committee of the Board of Directors will consider the resignation offer (taking into account various relevant factors such as the stated reasons why shareholders withheld votes from such director, alternatives for curing the underlying cause of the withheld votes, and the director’s tenure, qualifications and past and future expected contributions to Teradyne) and recommend to the Board of Directors whether to accept it. The Board of Directors will act on the committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board of Directors will promptly disclose its decision relative to the tendered resignation in a filing with the SEC. Any director who tenders his or her resignation pursuant to this provision will not participate in the committee recommendation or Board of Directors action regarding whether to accept the resignation offer.

The Board believes that this new director election policy, along with the retention of the plurality vote standard, is an effective and flexible method of immediately providing shareholders with a meaningful role in the election of directors. This approach also avoids the unintended and unknown consequences that could occur under the Proponents’ proposal for a majority voting standard. For example, the Proponents’ proposal does not address what would occur when a nominee fails to receive the requisite vote under a majority vote standard, how board vacancies resulting from failed elections would be filled or how the standard would work within the current framework of Massachusetts law where directors hold office until their successors are duly elected and qualified. In addition, vacancies resulting from the adoption of a majority voting standard could destabilize the Board and leave Teradyne unable to meet NYSE and SEC director independence and financial literacy requirements. In contrast to the ambiguity and uncertainty created by the Proponents’ majority voting proposal, the retention of a plurality voting standard, together with Teradyne’s new director election policy, provides a clear roadmap for uncontested director elections and gives real and immediate meaning to a majority “withhold” vote while avoiding the unintended consequences noted above.

The uncertainties and other practical difficulties and issues surrounding the implementation of a majority voting standard are currently being discussed, debated and evaluated by governmental authorities, professional organizations and associations, scholars, corporations and investors. The Board believes that until these implementation details can be more thoroughly developed and the ramifications understood, it would be premature to adopt the Proponents’ proposal at this time. The Board is monitoring, and will continue to monitor the issue of majority director election standards, and will take appropriate action to maintain its commitment to higher standards of corporate governance as further developments are made in this area.

For the reasons described above, the Board recommends a vote AGAINST this proposal.

OTHER MATTERS

Expenses and Solicitation

The cost of solicitation of proxies will be borne by Teradyne, and in addition to soliciting shareholders by mail through its regular employees, Teradyne may request banks and brokers to solicit their customers who have Teradyne stock registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by Teradyne officers and employees, as well as certain outside proxy-solicitation services may also be made of some shareholders in person or by mail, telephone or facsimile following the original solicitation. Teradyne has retained Georgeson Shareholder to assist with the solicitation of proxies for an estimated fee of $10,000 plus reimbursement for out of pocket expenses, all of which will be borne by Teradyne.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by Teradyne under the Securities Act or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report,” “Audit Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Householding for Shareholders Sharing the Same Address

Teradyne has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, Teradyne is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless Teradyne has received contrary instructions from an affected shareholder. This procedure reduces Teradyne’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Teradyne will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Teradyne, Inc., 321 Harrison Avenue, Boston, MA 02118, Attention: Investor Relations, telephone number 617-422-2425. You may also access Teradyne’s annual report and proxy statement on Teradyne’s website at www.teradyne.com under the “SEC Filings” section of the “Investors” link.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of Teradyne’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please write or call Teradyne, Inc., 321 Harrison Avenue, Boston, MA 02118, Attention: Investor Relations, telephone number 617-422-2425 to participate in the householding program. A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

APPENDIX A

CATEGORICAL STANDARDS FOR DETERMINING INDEPENDENCE

In order for Directors to qualify as “independent,” the Board of Directors of Teradyne shall affirmatively determine that the Directors each do not have any material relationship with Teradyne (either directly or as a partner, stockholder, or officer of an organization that has a relationship with Teradyne). This determination shall be disclosed in Teradyne’s proxy statement for each annual meeting of Teradyne. In this regard, the Board shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

The Board may adopt and disclose categorical standards to assist it in making determinations of independence and can make a general disclosure if a director meets these standards, rather than disclosing particular aspects of immaterial relationships.

In addition to a Director meeting the independence tests pursuant to the corporate governance listing requirements of the New York Stock Exchange, as in effect from time to time, a Director must also meet the following standards in order to be considered independent:

1) If a Director is an executive officer of a charitable organization, Teradyne’s contributions to the organization during the last fiscal year do not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross receipts.

2) If a Director is an executive officer, general partner, or significant equity holder (in excess of 10%) of another company that makes payments to, or receives payments from, Teradyne for property or services, the amount of such payments, during the last fiscal year, does not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenues.

3) If a Director is an executive officer, general partner or significant equity holder (in excess of 10%) of another company which is indebted to Teradyne, or to which Teradyne is indebted the total amount of either company’s indebtedness to the other during the last fiscal year does not exceed 5% of the total consolidated assets of the other company.

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APPENDIX B

COMPENSATION COMMITTEE CHARTER

A. PURPOSE AND SCOPE

The purpose of the Compensation Committee (the “Committee”) is to discharge certain responsibilities of the Board of Directors relating to compensation, including equity-based compensation, for the directors and executive officers of the Company, to administer and oversee incentive, equity-based, profit sharing, deferred compensation and other compensatory, retirement and pension plans and to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement or annual report on Form 10-K, in accordance with applicable rules and regulations.

B. COMPOSITION

The Committee shall be comprised of a minimum of three members as appointed by the Board of Directors, considering the recommendations of the Nominating and Corporate Governance Committee. They shall meet the independence requirements under any rules or regulations of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”), as in effect from time to time and any other applicable exchange, governmental or regulatory body exercising authority over the Company.

The members of the Committee shall be appointed by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly appointed and qualified or until their earlier resignation or removal. The members of the Committee may be replaced at any time by action of the Board of Directors. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee.

The Committee shall meet as often as it deems necessary to fulfill its responsibilities, but no less than four (4) times per year. The Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee may form and, in accordance with applicable rules and regulations, delegate authority to subcommittees when appropriate or desirable in the Committee’s sole discretion. The Committee shall report regularly to the Board and shall keep written minutes of its meetings with the books and records of the Company. The Committee may request that members of management or outside consultants to the Committee be present to assist the Committee in performing its duties.

C. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

•	Produce an annual report on executive compensation for inclusion in the Company’s proxy statement or annual report on Form 10K, in accordance with applicable rules and regulations.

•	Review and recommend to the Board for their approval corporate goals and objectives relevant to the Chief Executive Officer (CEO) compensation, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the Board, for their determination and approval, the CEO’s compensation level and benefits based on this evaluation at least annually.

•	Recommend to the Board for determination and approval the long-term incentive component of the CEO’s compensation, considering the Company’s performance and relative shareholder return, the value of similar awards to CEOs at comparable companies and the awards given to the Company’s CEO in past years.

•	Annually review and approve the compensation and benefits packages, as recommended by the Chief Executive Officer, for the executive officers of the Company and oversee the evaluation of the Company’s executive officers.

B-1

•	Approve any employment, severance, change in control, and non-compete agreements between the Company and the executive officers, excluding the CEO; and authorize the Company to enter into such agreements.

•	Review and recommend to the Board for their approval any employment, severance, change in control and non-compete agreements to be entered into between the Company and the Chief Executive Officer.

•	Annually review and oversee the administration of the Company’s incentive, equity-based, pension, retirement, profit-sharing, deferred compensation and other compensatory plans (the “Plans”) and approve amendments to the Plans (to the extent permitted by the Plan documents) and/or adopt new Plans in accordance with applicable rules, regulations and the Plans. The Committee shall have and exercise all the authority of the Board of Directors with respect to the Plans and shall recommend amendments and/or the adoption of new Plans to the Board only as necessary or as the Committee deems desirable.

•	Approve the appointment of fiduciary committee members, trustees, investment advisors and managers for the Plans.

•	Review and approve all incentive and variable plan payments and equity-based awards provided to executive officers, excluding the Chief Executive Officer.

•	Review and recommend to the Board for their approval all incentive and variable plan payouts and equity based awards to be provided to the Chief Executive Officer.

•	Provide oversight on all other stock-based arrangements, including the approval of an annual budget of equity to be granted under the Company’s stock plans.

•	Review and recommend to the Board for final approval any stock ownership guidelines for the directors, executive officers (including the CEO) and other employee company officers.

•	At least annually review and recommend to the Board for final approval the level and form of all compensation for non-employee Board and committee members and recommend changes when appropriate.

•	Select, retain and terminate compensation consultants, independent counsel and such other advisors (“Advisors”) as the Committee determines necessary to carry out its responsibilities and approve the fees and other terms of retention of any such Advisors.

•	Review and assess the adequacy of the Charter periodically, but at least annually, and recommend any proposed changes to the Board for approval.

•	Perform a review and evaluation, at least annually, of the performance of the Committee against the responsibilities and duties contained in the Charter.

•	Fulfill such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board or the Chairman of the Board.

B-2

APPENDIX C

TERADYNE, INC.

2006 EQUITY AND CASH COMPENSATION INCENTIVE PLAN

1. Purpose and Eligibility.

The purpose of this 2006 Equity and Cash Compensation Incentive Plan (the “Plan”) of Teradyne, Inc. is to provide equity ownership and compensation opportunities in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan.1 Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 14(a).

2. Administration.

a. Administration by Committee of Independent Members of the Board of Directors. The Plan will be administered by a committee (the “Committee”) composed solely of members of the Board of Directors of the Company that are “independent,” as defined pursuant to Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and as proscribed under Rule 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual, or any amendment, supplement or modification thereto; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee, in its sole discretion, shall have the authority to grant Awards, to adopt, amend and repeal rules relating to the Plan, to interpret and correct the provisions of the Plan and any Award, and, subject to the limitations of the Plan, to modify and amend any Award. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

b. Delegation to Executive Officers. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may, by a resolution adopted by the Committee, authorize one or more executive officers of the Company to do one or both of the following: (i) designate employees of the Company or of any of its subsidiaries to be recipients of Awards and (ii) determine the number, type and terms of such Awards to be received by such employees, subject to the limitations of the Plan; provided, however, that, in each case, the resolution so authorizing such officer or officers shall specify the maximum number and type of Awards such officer or officers may so award. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards or to grant Awards to other executive officers of the Company.

3. Stock Available for Awards.

a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $0.125 par value per share (the “Common Stock”), that

1	Upon shareholder approval of the Plan, the Plan will replace the Teradyne’s 1991 Employee Stock Option Plan, 1996 Non-Employee Director Stock Option Plan and 1997 Employee Stock Option Plan. Beginning in 2007, it will also replace Teradyne’s Variable Compensation Plan.

may be issued pursuant to the Plan shall be 12,000,000 shares of Common Stock. If any Award expires, is terminated, surrendered, forfeited, expires unexercised, is settled in cash in lieu of Common Stock or is exchanged for other Awards, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 3(c), but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted stock-based Awards during any one fiscal year to purchase more than 2,000,000 shares of Common Stock.

c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding stock-based Award, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 11(f)(i) applies for any event, this Section 3(c) shall not be applicable.

d. Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall, at the Committee’s discretion, receive either cash in lieu of such fractional shares or a full share for each fractional share.

4. Stock Options.

a. General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the terms and conditions of each Option, including, but not limited to (i) the number of shares subject to such Option or a formula for determining such, (ii) subject to Section 4(e) hereof, the exercise price of the Options and the means of payment for the shares, (iii) the Performance Criteria (as defined in Section 11(d)), if any, and level of achievement of such Performance Criteria that shall determine the number of shares or Options granted, issued, retainable and/or vested, (iv) the terms and conditions of the grant, issuance and/or forfeiture of the shares or Options, and (v) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

b. Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such.

c. Nonstatutory Stock Options. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

d. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined in Section 14 and determined as of the respective date or dates of grant) of more than $100,000 (or such other limit as may be provided by the Code). To the extent that any such Incentive Stock Options exceed the $100,000 limitation (or such other limit as may be provided by the Code), such Options shall be Nonstatutory Stock Options.

e. Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be established) at the time each Option is granted and specify the exercise price in the applicable Option agreement, provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant (or such other limit as may be provided by the Code). For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply. Subject to Section 3(c), an Option may not be amended subsequent to its issuance to reduce the price at which it is exercisable unless such amendment is approved by the Company’s shareholders.

f. Duration of Options. Each Option shall be exercisable at such times and subject to such terms, conditions and expiration as the Committee may specify in the applicable Option agreement; provided, that no Option shall be exercisable for a period of time greater than ten (10) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such Option (or such other limit as may be provided by the Code). For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

g. Vesting of Options. Subject to Section 11(f) and Section 11(j) and except as provided in Section 13, at the time of the grant of an Option, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Options. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Criteria or other conditions as deemed appropriate by the Committee.

h. Exercise of Option. Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or by notification of the Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(i) for the number of shares for which the Option is exercised.

i. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i) in United States dollars in cash or by check payable to order of the Company or by fund transfer from the Option holder’s account maintained with the Third Party Commercial Provider;

(ii) at the discretion of the Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, provided, that such shares were not acquired by the Participant in the prior six months;

(iii) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the Third Party Commercial Provider to pay that amount to the Company, which sale shall be at the Participant’s direction at the time of exercise; or

(iv) at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing in the instrument evidencing the Award of the Incentive Stock Option.

j. Notice to Company of Disqualifying Disposition. By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of the Incentive Stock Options. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

k. Issuances of Securities. Except as provided in Section 3(c) or as otherwise expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

5. Stock Appreciation Rights

a. General. A Stock Appreciation Right (a “SAR”) is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock, or a combination thereof (such form to be determined by the Committee), determined solely by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date of the SAR Award.

b. Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options: (i) the SARs will be exercisable only at such time or times, and to the extent, that the related Option is exercisable, and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SARs will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be terminated until and only to the extent that the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent Stock Appreciation Rights. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify in the SAR Award.

c. Terms and Conditions. The Committee shall determine all terms and conditions of a SAR Award, including, but not limited to (i) the number of shares subject to such SAR Award or a formula for determining such, (ii) the Performance Criteria, if any, and level of achievement of such Performance Criteria that shall determine the number of shares granted, issued, retainable and/or vested or the amount of cash payable, (iii) the terms and conditions on the grant, issuance and/or forfeiture of the shares, and (iv) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

d. Vesting of SAR Awards. Subject to Section 11(f) and Section 11(j), at the time of the grant of a SAR Award, the Committee shall establish a vesting date or vesting dates with respect to such SAR Award, provided that SARs awarded in tandem with Options shall be subject to the same vesting date or vesting dates established by the Committee pursuant to Section 4(g) for such related Options and shall be exercisable only to the extent that such related Option shall then be exercisable. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Criteria or other conditions as deemed appropriate by the Committee.

6. Restricted Stock.

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of cash, a check or other sufficient legal consideration in an amount at least equal to the par value of the shares purchased, (ii) the right of the Company to repurchase or reacquire all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “Restricted Stock Award”), and (iii) Section 6(b).

b. Terms and Conditions. A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all shareholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive dividends and vote such shares. Subject to Section 6(c), the Committee shall determine all terms and conditions of any such Restricted Stock Award, including, but not limited to (i) the number of shares subject to such Restricted Stock Award or a formula for determining such, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the Performance Criteria, if any, and level of achievement of such Performance Criteria that shall determine the number of shares granted, issued, retainable and/or vested, (iv) the terms and conditions on the grant, issuance and/or forfeiture of the shares, and (v) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan. At the Committee’s election, shares of Common Stock issued in respect of a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapses, or (ii) evidenced by a stock certificate that may bear a legend indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant. All certificates registered in the name of the Participant shall, unless otherwise determined by the Committee, be deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c. Vesting of Restricted Stock. Subject to Section 11(f) and Section 11(j), at the time of the grant of a Restricted Stock Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Award, which vesting dates may be based upon the passage of time and/or the satisfaction of Performance Criteria or other conditions as deemed appropriate by the Committee; provided, that all Restricted Stock Awards, other than Awards granted under Section 11(l), shall have a minimum vesting period of no less than one (1) year for Restricted Stock Awards granted subject to Performance Criteria and no less than three (3) years for all other Restricted Stock Awards.

7. Restricted Stock Unit.

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

b. Terms and Conditions. Subject to Section 7(c), the Committee shall determine all terms and conditions of any such Restricted Stock Unit, including, but not limited to (i) the number of shares subject to such Restricted

Stock Unit or a formula for determining such, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the Performance Criteria, if any, and level of achievement of such Performance Criteria that shall determine the number of shares granted, issued, retainable and/or vested, (iv) the terms and conditions on the grant, issuance and/or forfeiture of the shares, and (v) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan. A Participant may not vote the shares represented by a Restricted Stock Unit. A Restricted Stock Unit may be settled in cash or Common Stock, as determined by the Committee, with the amount of the cash payment based on the Fair Market Value of the shares of Common Stock at the time of vesting. Any such settlements may be subject to such conditions, restrictions and contingencies as the Committee shall establish.

c. Vesting of Restricted Stock Unit. Subject to Section 11(f) and Section 11(j), at the time of the grant of a Restricted Stock Unit, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Unit, which vesting dates may be based upon the passage of time and/or the satisfaction of Performance Criteria or other conditions as deemed appropriate by the Committee; provided, that all Awards of Restricted Stock Units, other than Awards granted under Section 11(l), shall have a minimum vesting period of no less than one (1) year for Restricted Stock Units granted subject to Performance Criteria and no less than three (3) years for all other Restricted Stock Units.

8. Phantom Stock.

a. General. The Committee may grant Awards entitling recipients to receive, in cash or shares, the Fair Market Value of shares of Common Stock (“Phantom Stock”) upon the satisfaction of one or more specified conditions.

b. Terms and Conditions. Subject to Section 8(c), the Committee shall determine the terms and conditions of a Phantom Stock Award, including, but not limited to (i) the number of shares subject to or represented by such Phantom Stock Award or a formula for determining such, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the Performance Criteria, if any, and level of achievement of such Performance Criteria that shall determine the number of shares granted, issued, retainable and/or vested or the amount of cash payable, (iv) the terms and conditions on the grant, issuance and/or forfeiture of the shares or Phantom Stock Award, and (v) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan. A Participant may not vote the shares represented by a Phantom Stock Award. Any settlements of Phantom Stock Awards may be subject to such conditions, restrictions and contingencies as the Committee shall establish.

c. Vesting of Phantom Stock. Subject to Section 11(f) and Section 11(j), at the time of the grant of a Phantom Stock Award, the Committee shall establish a vesting date or vesting dates with respect to such Phantom Stock Award. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Criteria or other conditions as deemed appropriate by the Committee.

9. Other Stock-Based Awards.

The Committee shall have the right to grant other Awards based upon the Common Stock and having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions and/or Performance Criteria, the grant of securities convertible into Common Stock and the grant of stock units. The Committee shall determine the terms and conditions of any such Awards, including, but not limited to (i) the number of shares subject to such Award or a formula for determining such, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the Performance Criteria, if any, and level of achievement of such Performance Criteria that shall determine the number of shares granted, issued, retainable and/or vested, (iv) the terms and conditions on the grant, issuance and/or forfeiture of the shares or Award, and (v) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan. Subject to Section 11(f) and Section 11(j), at the time of the grant of an Award under this Section 9, the Committee shall establish a vesting date or vesting dates with respect to such Award, which vesting date may be based upon the passage of time and/or the satisfaction of Performance Criteria or other conditions as deemed appropriate by the Committee; provided, that all Full Value Awards granted under this Section 9, other than Full Value Awards granted under Section 11(l) herein, shall have a minimum vesting period of no less than one (1) year for Full Value Awards subject to Performance Criteria and no less than three (3) years for all other Full Value Awards granted hereunder.

10. Cash Awards.

a. Grants. The Committee may grant cash awards (each, a “Cash Award”), either alone, in addition to, or in tandem with other Awards granted under the Plan.

b. Terms and Conditions. The Committee shall determine the terms and conditions of any such Cash Award. From time to time, the Committee shall establish administrative rules and procedures governing the administration of Cash Awards.

c. Variable Compensation Awards. A Cash Award that the Committee intends to be a “Variable Compensation Award” subject to Section 162(m) of the Code, provides a variable compensation payment each year to the Company’s executive officers and certain eligible senior employees each year based on certain Performance Criteria that may include, among other criteria, overall corporate and/or individual business group’s or division’s performance during the prior fiscal year, as determined by the Committee. Variable Compensation Awards are calculated based on a percentage of the Participant’s base annual salary (“Variable Compensation Factor”) and start at 10% for new Participants. At greater levels of responsibility, the Variable Compensation Factor may be up to 200% of base annual salary. Variable Compensation Factors are reviewed annually, and in connection with the review, the Committee may increase the Variable Compensation Factor beyond 200%, but the Committee may not authorize a Variable Compensation payout based on Performance Criteria in excess of 200%. A newly hired executive officer or employee, who is approved for eligibility for Variable Compensation Awards, will be eligible to receive a Variable Compensation Award for their first year of employment, pro-rated from the date of hire. The Committee may rely upon the recommendation of the Company’s senior management in granting Variable Compensation Awards to eligible Participants who do not constitute executive officers of the Company, including as to the amount and terms of any such Awards and the satisfaction of Performance Criteria.

11. General Provisions Applicable to Awards.

a. Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees of such an Option.

b. Documentation. Each Award granted under the Plan, with the exception of Cash Awards, shall be evidenced by a written Award agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

c. Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d. Performance Criteria. For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a division, business unit or Subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: cash flow; earnings per share; earnings before interest, taxes and amortization; return on equity; total shareholder return; share price performance; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; product release schedules; new product innovation; product cost reduction; brand recognition/acceptance; product ship targets; process improvement results; verification of business strategy and/or business plan; improvement of strategic position; adaptation to changes in the marketplace or environment; or customer satisfaction. If the Award so provides, the Committee may appropriately evaluate achievement against Performance Criteria to take into account any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax law; accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs and any extraordinary non-recurring charges or other events. The Committee may prescribe the foregoing criteria either individually or in combination. The Committee’s determination of the achievement of any Performance Criteria shall be conclusive. The minimum vesting period for all Full Value Awards granting shares of Common Stock subject to Performance Criteria, other than Full Value Awards granted under Section 11(l) herein, shall be no less than one (1) year.

e. Termination of Status. Except as otherwise specified herein, the Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award under such circumstances, subject to applicable law and the provisions of the Code.

f. Acquisition or Liquidation of the Company.

(i) Consequences of an Acquisition. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Committee”), shall, as to outstanding Awards, either (A) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (1) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (2) shares of stock of the surviving or successor corporation or (3) such other securities as the Committee or the Successor Committee deems appropriate, the Fair Market Value of which shall not materially exceed the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition; or (B) upon written notice to the Participants, provide that all Awards must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; or (C) terminate all Awards in exchange for a cash payment equal to the excess, if any, of the Fair Market Value of the shares subject to such Awards (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof, if any; or (D) in the case of Awards that may be settled in whole or in part in cash, provide for equitable treatment of such Awards.

(ii) Substitution of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(iii) Liquidation or Dissolution. In the event of the proposed liquidation or dissolution of the Company, each Award, except for Cash Awards already earned, to the extent not then exercised or vested, will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

g. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment, of any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax withholding obligation. The Committee may allow Participants to satisfy such tax withholding obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

h. Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, the vesting provisions (subject to the minimum vesting requirements set forth herein), Performance Criteria, or level of achievement of Performance Criteria, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that, except as otherwise provided in Section 11(f)(i), the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant; provided, further, that subject to Section 3(c), an Option may not be amended subsequent to its issuance either to reduce the price at which such previously issued Option is exercisable or to extend the period of time for which such previously-issued Option shall be exercisable beyond ten (10) years unless such amendment is approved by the Company’s shareholders. Furthermore, no Option shall be canceled and replaced with Options having a lower exercise price unless such cancellation and exchange is approved by the Company’s shareholders.

i. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations, and (iv) the Participant has paid to the Company, or made provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the Award.

j. Acceleration. The Committee may at any time provide (i) that any Option shall become immediately exercisable in full or in part, (ii) that Awards that may be settled in whole or in part in cash may become immediately exercisable in full or in part, and (iii) in connection with the disability, death or retirement of a Participant or in connection with an event contemplated by Section 11(f)(i), (A) that any Restricted Stock Award or Restricted Stock Unit shall become exercisable in full or in part or shall be free of some or all restrictions or the risk of forfeiture or (B) that any other Full Value Award shall become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be. The Committee may take the actions contemplated by the preceding sentence despite the fact that such actions may (x) cause the application of Sections 280G and 4999 of the Code if an event contemplated by Section 11(f)(i) occurs, or (y) disqualify all or part of an Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 11(f)(i), the Committee may provide, as a condition of accelerated exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the election of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted Common Stock or other consideration being not less favorable to the Participant than the timing and other terms of the superseded vesting schedule of the related Option.

k. Option or SAR Award Exchange. The Committee may, from time to time, upon obtaining shareholder approval therefor, undertake an exchange program under which employees deemed eligible by the Committee may elect to surrender for cancellation then existing Awards under the Plan or outstanding, unexercised options previously granted under the Company’s 1991 Employee Stock Option Plan, 1997 Employee Stock Option Plan and 1996 Non-Employee Director Stock Option Plan, that have, at the time, an exercise price at or above a level determined by the Board of Directors or the Committee in exchange for cash and/or another Award under the Plan, the form of such consideration to be determined by the Committee.

l. Exception to Minimum Vesting Periods. The Committee may grant up to 5% of the maximum, aggregate shares of Common Stock authorized for issuance hereunder in the form of Restricted Stock Awards, Restricted Stock Units and other Awards based upon Common Stock that do not comply with the minimum vesting periods set forth in Sections 6(c), 7(c), 9 and 13.

m. Compliance with Section 409A. Any other provision of the Plan or any Award to the contrary notwithstanding, the Plan and every Award hereunder shall be construed, administered and enforced as necessary to comply with applicable requirements of Section 409A of the Code and the Treasury and IRS rulings and regulations issued thereunder, so that no Participant shall (without such Participant’s express written consent) incur any of the additional tax or interest liabilities of Section 409A(a)(B) of the Code with respect to any Award. The Plan and each Award are hereby modified and limited as necessary to comply with applicable requirements of Section 409A.

12. Foreign Jurisdictions.

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such other terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable for such purpose, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

13. Grant of Awards to Non-Employee Directors.

Each person who is a member of the Board of Directors and who is not an employee of the Company (each, a “Non-Employee Director”) shall be automatically granted Awards having a Fair Market Value or exerciseable for shares having a Fair Market Value, as the case may be, on the day of such grant as follows:

a. on the date such Non-Employee Director is first elected to the Board of Directors, equal to 300% of the annual cash retainer (excluding separate Committee Chair retainers) payable to such Non-Employee Director; and

b. on the first Monday in February in each year, equal to 180% of the annual cash retainer (excluding separate Committee Chair retainers) payable to such Non-Employee Director.

Awards granted under this Section 13 may be any of the following: Restricted Stock Units, Restricted Stock, Nonstatutory Stock Options, SARs, or cash, or a combination of the foregoing. Awards granted under the Plan shall be in addition to the annual Board and Committee cash retainers paid by the Company to the Non-Employee Directors. The type of Awards granted under this Section 13 shall be determined, in each instance, at the Committee’s discretion (subject to the foregoing limitations). The number of shares, if any, covered by Awards granted under this Section 13 shall be subject to adjustment in accordance with the provisions of Section 3(c) of this Plan. Subject to Section 11(f) and Section 11(j), an Award of Restricted Stock or Restricted Stock Units granted pursuant to this Section 13 shall have a minimum vesting period of no less than one (1) year for Restricted Stock or Restricted Stock Units granted subject to Performance Criteria and no less than three (3) years for all other Restricted Stock or Restricted Stock Units granted, unless such Award is granted under Section 11(l), and shall expire on the date which is ten (10) years after the date of grant of such Award. Any Options, SARs or other cash Awards granted pursuant to this Section 13 may, at the Committee’s discretion, be immediately exercisable in their entirety on the date of grant.

14. Miscellaneous.

a. Definitions.

(i) “Company” for purposes of eligibility under the Plan, shall include Teradyne, Inc. and any present or future subsidiary corporations of Teradyne, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Teradyne, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other entity in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “Employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status.

(iv) “Fair Market Value” of the Company’s Common Stock on any date means (i) the average (on that date) of the high, low and closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on The NASDAQ National Market (the “Nasdaq”), if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported on the Nasdaq; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length; provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be conclusive as to the Fair Market Value of the Common Stock.

(v) “Full Value Awards” means Restricted Stock, Restricted Stock Units and Awards other than (a) Options or (b) SARs or (c) Cash Awards or (d) other stock-based Awards for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

b. Legal Consideration for Issuance of Shares. Unless otherwise determined by the Committee, in the case of Awards of Restricted Stock, Restricted Stock Units, or Awards that are settled in whole or in part with shares of Common Stock, to the extent such Awards do not otherwise require the payment by the Participant of cash consideration that exceeds the par value of the shares of Common Stock received in connection therewith, the services rendered or to be rendered by the Participant shall satisfy the legal requirement of payment of par value for such shares of Common Stock.

c. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

d. No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

e. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the shareholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten (10) years from the Effective Date, but Awards previously granted may extend beyond that date.

f. Amendment of Plan. The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s shareholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c), materially increase either the aggregate number of shares of Common Stock available for issuance under the Plan; or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand or limit the class of persons eligible to receive Awards or otherwise participate in the Plan; (iii) subject to Section 3(c), reduce the price at which a previously-issued Option is exercisable or extend the period of time for which a previously-issued Option shall be exercisable beyond ten (10) years; (iv) subject to Section 11(f) and Section 11(j), amend the minimum vesting provisions of Full Value Awards; or (v) require shareholder approval pursuant to the requirements of the NYSE and/or any other exchange on which the Company is then listed or pursuant to applicable law.

g. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

APPENDIX D

CORPORATE GOVERNANCE GUIDELINES—EFFECTS OF WITHHELD VOTES

11. Effect of Withheld Votes on an Uncontested Election: Any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall, promptly following certification of the shareholder vote, offer his or her resignation to the Board for consideration in accordance with the following procedures, all of which procedures shall by completed within 90 days following certification of the shareholder vote:

a. The Committee (as defined below) shall evaluate the best interests of the Company and its shareholders and shall recommend to the Board the action to be taken with respect to such offered resignation (which can range from accepting the resignation, to maintaining the director but addressing what the Committee believes to be the underlying cause of the withhold votes, to resolving that the director will not be re-nominated in the future for election, to rejecting the resignation). In reaching its recommendation, the Committee shall consider all factors it deems relevant, including, as it deems appropriate, any stated reasons why shareholders withheld votes from such director, any alternatives for curing the underlying cause of the withheld votes, the director’s tenure, the director’s qualifications, the director’s past and expected future contributions to the Company and the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable SEC or NYSE requirements.

b. The Board shall act on the Committee’s recommendation. In acting on the Committee’s recommendation, the Board will consider all of the factors considered by the Committee and such additional factors as it deems relevant.

c. Following the Board’s determination, the Company shall promptly publicly disclose in a document furnished or filed with the SEC the Board’s decision of whether or not to accept the resignation offer and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the offered resignation.

d. A director who is required to offer his or her resignation in accordance with this policy shall not be present during deliberations or voting of the Committee or the Board regarding whether to accept his or her resignation or, except as otherwise provided below, a resignation offered by any other director in accordance with this policy. Prior to voting, the Committee and the Board will afford the affected director an opportunity to provide the Committee or the Board with any information or statement that he or she deems relevant.

e. For purposes of this policy, the term “Committee” means (i) the Nominating and Corporate Governance Committee, provided such committee then consists of at least three directors, each of whom is an independent director (as defined in accordance with the Company’s Corporate Governance Guidelines) and none of whom is a director who is required to offer his or her resignation in accordance with this policy or (ii) if clause (i) is not satisfied, a committee of at least three directors designated by the Board, each of the members of which is an independent director (as defined in accordance with the Company’s Corporate Governance Guidelines) and none of the members of which is a director who is required to offer his or her resignation in accordance with this policy; provided, however, that if there are fewer than three independent directors then serving on the Board who are not required to offer their resignations in accordance with this policy, then the Committee shall be comprised of all of the independent directors and each independent director who is required to offer his or her resignation in accordance with this policy shall recuse himself or herself from the Committee and Board’s deliberations and voting with respect to his or her individual offer to resign.

f. The foregoing procedures will be summarized and disclosed each year in the proxy statement for the Company’s annual meeting of stockholders.

D-1

TERADYNE

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A	Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

1. To elect three members to the Board of Directors to serve for a three-year term as Class II Directors.
	For	Withhold
01—Albert Carnesale	☐	☐

02—George W. Chamillard	☐	☐	☐	For all nominees except as noted above.

03—Roy A. Vallee	☐	☐

B Issues The Board of Directors recommends a vote FOR Proposals No. 2 and 3				The Board recommends a vote AGAINST Proposal No. 4

	For	Against	Abstain		For	Against	Abstain
2. To approve the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan.	☐	☐	☐	4. Stockholder proposal entitled “Director Election Majority Vote Standard Proposal.”	☐	☐	☐

3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2006.	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

(Please sign your name(s) exactly as your name(s) appear(s) on this proxy. If stock is held jointly, each owner should sign. If signing as attorney, executor, trustee or guardian, please give your FULL title. Please read reverse side before signing.)

Signature 1–Please keep signature within the box	Signature 2–Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Proxy—Teradyne, Inc.

Proxy for Annual Meeting of Shareholders

May 25, 2006

10:00 A.M. Eastern Time

100 Federal Street (Auditorium)

Boston, Massachusetts

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints MICHAEL A. BRADLEY and EILEEN CASAL, or any of them, proxies, with full power of substitution to vote all shares of stock of Teradyne, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Teradyne, Inc. to be held on Thursday, May 25, 2006, at 10:00 A.M. Eastern Time, at 100 Federal Street (Auditorium), Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated on or about April 21, 2006, a copy of which has been received by the undersigned.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” THE ELECTION OF CLASS II DIRECTORS, “FOR” THE PROPOSALS IN ITEMS 2 AND 3, AND “AGAINST” THE PROPOSAL IN ITEM 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

CONTINUED AND TO BE VOTED ON REVERSE SIDE

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on May 24, 2006.

THANK YOU FOR VOTING

To vote using the Internet		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.